PROSPECTUS

MAY 1, 2006

FUTURITY III

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
AllianceBernstein VPS Growth and Income Portfolio	AIM V.I. Dynamics Fund
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Blend Equity Funds
Securities Fund - Class 2	JPMorgan Small Company Portfolio[2]
Lord Abbett Series Fund Growth and Income Portfolio	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return - S Class	AIM V.I. Small Cap Growth Fund[7]
Large-Cap Blend Equity Funds	Alger American Small Capitalization Portfolio[1]
AIM V.I. Core Equity Fund	AllianceBernstein VPS Small Cap Growth Portfolio
Alger American Income & Growth Portfolio[1]	Goldman Sachs VIT Structured Small Cap Equity Fund[2,6]
AllianceBernstein VPS International Growth Portfolio[4]	MFS/ Sun Life New Discovery - S Class
Fidelity VIP Overseas Portfolio, Service Class 2	Small-Cap Value Equity Funds
Goldman Sachs VIT Structured U.S. Equity Fund[5]	SCSM Oppenheimer Main Street Small Cap Fund[3]
Goldman Sachs VIT Growth and Income Fund[2]	Specialty Funds
JPMorgan International Equity Portfolio[2]	AllianceBernstein VP Global Technology Portfolio
JPMorgan U.S. Large Cap Core Equity Portfolio[2]	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Massachusetts Investors Trust - S Class	Sun Capital Real Estate Fund®
Rydex VT Nova Fund	Multi-Cap Equity Funds
SCSM Davis Venture Value Fund	Sun Capital ®All Cap Fund
Large-Cap Growth Equity Funds	High-Quality Intermediate-Term Bond Funds
AIM V.I. Capital Appreciation Fund	PIMCO VIT Total Return Portfolio
AIM V.I. International Growth Fund	Sun Capital Investment Grade Bond Fund®
Alger American Growth Portfolio[1]	High-Quality Long-Term Bond Funds
AllianceBernstein VPS Large Cap Growth Portfolio	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Contrafund® Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Fidelity VIP Growth Portfolio, Service Class 2	Medium-Quality Intermediate-Term Bond Funds
Goldman Sachs VIT Capital Growth Fund	PIMCO VIT Emerging Markets Bond Portfolio
Goldman Sachs VIT International Equity Fund[2]	Low-Quality Short-Term Bond Funds
MFS/ Sun Life Capital Appreciation - S Class	MFS/ Sun Life High Yield - S Class
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Growth	PIMCO VIT High Yield Portfolio
Stock - S Class	Money Market Funds
Rydex VT OTC Fund	Sun Capital Money Market Fund®
Mid-Cap Value Equity Funds
First Eagle VFT Overseas Variable Series
Lord Abbett Series Fund Mid Cap Value Portfolio

________________________________________

1 Not available for further investment after May 1, 2002.

2 Not available to Contracts issued on or after May 1, 2001.

3 Formerly known as the SCSM Value Small Cap Fund.

4 Formerly known as the AllianceBernstein Worldwide Privatization Portfolio.

5 Formerly known as Goldman Sachs VIT CORESM U.S. Equity Fund.

6 Formerly known as Goldman Sachs VIT CORESM Small Cap Equity Fund.

7 Name change effective July 3, 2006. Formerly known as AIM V.I. Small Company Growth Fund.

A I M Advisors, Inc., advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. AllianceBernstein L.P., advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Variable Fund Trust. Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Fred Alger Management, Inc., advises the Alger American Funds. Goldman Sachs Asset Management, L.P., advises the Goldman Sachs VIT Funds. J.P. Morgan Investment Management Inc., advises the J.P. Morgan Series Trust II Portfolios. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO Portfolios. Rydex Investementsadvises the Rydex VT Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Oppenheimer Main Street Small Cap Fund (sub-advised by OppenheimerFunds, Inc.); and the SCSM Blue Chip Mid Cap Fund (sub-advised by Wellington Management Company, LLP). Templeton® Investment Counsel, LLC, advises Templeton Foreign Securities Fund and Templeton® Global Advisors Limited advises Templeton Growth Securities Fund

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 47 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

  P.O. Box 9133

  Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

Due Proof of Death *

The Income Phase - Annuity Provisions *

Selection of the Annuitant or Co-Annuitant *

Selection of the Annuity Commencement Date *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and The Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of EEB Optional Death Benefit *

Appendix E - Calculation of Death Benefit When the EEB and MAV and 5% Roll-Up Riders are Selected *

Appendix F - Calculation of EEB Plus Optional Death Benefit *

Appendix G - Calculation of EEB Plus with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Plus with 5% Roll-Up Optional Death Benefit *

Appendix I - Investment Options and Expenses for Initial Class Shares *

Appendix J - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity III Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of securities portfolio of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed interest rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

Each year for the first five Account Years, if your Account Value is less than $75,000 on your Account Anniversary, we deduct a $35 Annual Account Fee. After the fifth Account Year, we may increase the fee, but it will never exceed $50. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.00% of the average daily value of the Contract invested in the Variable Account, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account. If you annuitize before your eighth Account Anniversary, we will deduct, during the Income Phase, an additional charge equal to 0.25% of your daily Account Value.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge of from the assets of the Variable Account ranging from 0.15% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider(s) you have elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing one or more of the optional death benefit riders available in your state. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made in the first Account Year. For all other Account Years, the "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings, minus any free withdrawals taken during the life of your Contract or (2) 15% of the amount of all Purchase Payments made during the last 7 Account Years (including the current year) minus any free withdrawals taken during the current Account Year. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

___________

If you have any questions about your Contract or need more information, please contact us at:

     Sun Life Assurance Company of Canada (U.S.)

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

     Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	7%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Withdrawal Charge
	0-1	7%
	1-2	7%
	2-3	6%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.00%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.15%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.55%

*

The Annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed, but it will never be greater than $50. The fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Account Year or if your Account Value is $75,000 or more on your Account Anniversary. (See "Account Fee.")

**

If your initial Purchase Payment is $100,000 or more, the mortality and expense risks charge will be 0.85% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.15% of average daily net Variable Account assets, regardless of the amount of your initial Purchase Payment. If you annuitize prior to your eighth Account Anniversary, however, we will deduct an additional charge equal to 0.25% of your daily Account Value. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Rider(s) Elected	% of Average Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	2.74%
*	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are taken into consideration are 0.65% and 1.66%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $35,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,040	$1,850	$2,669	$4,546
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$440	$1,329	$2,229	$4,546

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

Information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations or transfers into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Purchase Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the next available Guarantee Period.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to its Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

""

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before its Renewal Dateor any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the administrative service fee or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Return Program

Under the Principal Return Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen. The Principal Return Program is subject to availability.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting A Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

     Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
●	your Account Value, minus

●	all Purchase Payments made plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payment

If you withdraw more than the free withdrawal amount, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge will never exceed the total of New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you take a withdrawal, we liquidate your Contract in the following order:

         (1) the free withdrawal amount, and

         (2) unliquidated payments on a first-in, first-out basis.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 7%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have a 7% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 6%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scales is as follows:

Number of Account Years
Payment Has Been	Withdrawal
In Your Contract	Charge
0-1	7%
1-2	7%
2-3	6%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 6%, regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 7% of the Purchase Payments you make under your Contract.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
●	at least one year has passed since we issued your Contract,

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1 through 5, the annual Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $75,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.00%, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. However, if you annuitize your Contract prior to your eighth Contract Anniversary, we will deduct an additional 0.25% during the Income Phase to offset the increased mortality risk during this phase. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(s) You Elect*	Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus with MAV"	0.40%
"EEB Plus with 5% Roll-Up"	0.40%

                                          *As defined below

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D -- H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Plus amount." Calculated as of the Death Benefit Date, the "EEB Plus amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider plus the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus with 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider plus the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider, and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:
●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●

MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●

EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●

MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV, and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of -any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:
●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.15% of your average daily net assets (1.00% if your initial Purchase Payment was $1,000,000 or more). If your Annuity Commencement Date is within 7 years of the Contract Date, the annual insurance charges will be increased by 0.25%. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 2.5% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 2.5% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the covered person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Participant prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider , you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on you U.S. and Puerto Rico income tax situation/

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

.

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2003, 2004, and 2005, approximately $130,261, $87,886, and $66,283, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial purchase payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)

Advertising and Sales Literature

Calculations

   Example of Variable Accumulation Unit Value Calculation

   Example of Variable Annuity Unit Calculation

   Example of Variable Annuity Payment Calculation

Distribution of the Contracts

Designation and Change of Beneficiary

Custodian

Independent Registered Public Accounting Firm

Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, MA 02481

Please send me a Statement of Additional Information for
Futurity III Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                     State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-business day, the previous business day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are Co-Participants of a Non-Qualified Contract, the surviving Co-Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal Charge Calculation

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
					Payment
	Hypothetical		Cumulative	Free	Subject To	Withdrawal	Withdrawal
Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount
(a) 1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	7.00%	$2,737
3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	6.00%	$2,400
(b) 4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c) 8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a) The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b) In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c) In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.
				Remaining
Hypothetical				Free	Amount of			Hypothetical
Account				Withdrawal	Withdrawal			Account
Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	7.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	6.00%	$ 0	$49,600
(a) 4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b) 4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c) 4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d) 4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900
(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Years' 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits.

Note that if the $6,900 hypothetical Account Value after withdrawal were withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example of a full withdrawal on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
●	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

●	The date of surrender is 2 years from the Expiration Date (N = 24).

●	The value of the Guarantee Amount on the date of surrender is $11,910.16.

●	The interest earned in the current Account Year is $674.16.

●	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

●	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 76,100.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $ 60,000.00
Cash Surrender Value*	= $ 56,365.00
Adjusted Purchase Payments**	= $ 75,000.00
The Basic Death Benefit would therefore be:	$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals".

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D

CALCULATION OF EEB OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
The Death Benefit Amount would therefore	= $135,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 40% of Adjusted Purchase Payments	= $ 40,000
The lesser of the above two amounts = the EEB amount	= $ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	= $115,000
Cash Surrender Value*	= $112,000
Total of Adjusted Purchase Payments**	= $ 85,185
The Death Benefit Amount would therefore	= $115,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 29,815
40% of the above amount	= $ 11,926
Cap of 40% of Adjusted Purchase Payments	= $ 34,074
The lesser of the above two amounts = the EEB amount	= $ 11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals".

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185.

APPENDIX E

CALCULATION OF DEATH BENEFIT WHEN THE EEB AND MAV AND 5% ROLL-UP RIDERS ARE SELECTED

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-up Value	= $140,000
Maximum Anniversary Value	= $142,000
The Death Benefit Amount would therefore	= $142,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 40% of Adjusted Purchase Payments	= $ 40,000
The lesser of the above two amounts = the EEB amount	= $ 14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F

CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
The Death Benefit Amount would therefore	= $135,000

~ plus ~

The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus amount	= $ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
Maximum Anniversary Value	= $140,000
The Death Benefit Amount would therefore	= $140,000

~ plus ~

The EEB Plus MAV amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	= $ 40,000
40% of the above amount	= $ 16,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus MAV amount	= $ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-up Value	= $140,000
The Death Benefit Amount would therefore	= $140,000

~ plus ~

The EEB Plus 5% Roll-Up amount, calculated as follows:
Death Benefit Amount before EEB minus
Adjusted Purchase Payments	= $ 40,000
40% of the above amount	= $ 16,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus 5% Roll-Up amount	= $ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

INVESTMENT OPTIONS AND EXPENSES FOR INITIAL CLASS SHARES

The MFS/Sun Life Series Trust Fund options shown in this prospectus are the "Service Class" shares of the Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each MFS/Sun Life Series Trust Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to owners of such Contracts:
Large-Cap Value Equity Funds	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return Series	MFS/ Sun Life New Discovery Series
Large-Cap Blend Equity Funds	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Utilities Series
Large-Cap Growth Equity Funds	High Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation Series	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Emerging Growth Series	Low-Quality Intermediate-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield Series
Stock Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense ratios, which are 0.25% lower for the Initial Class shares. The "Total Annual Fund Operating Expenses" under the heading "FEES AND EXPENSES" associated with the Initial Class expenses are shown below. The EXAMPLE is the same as shown on page 10.
Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	2.74%
*	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

**

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through May 1, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are taken into consideration are 0.65% and 1.66%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

'

APPENDIX J

CONDENSED FINANCIAL INFORMATION

The following information for FUTURITY III should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

AIM V.I. Capital Appreciation	01	2005	5.867	6.322	0
AIM V.I. Capital Appreciation	01	2004	5.558	5.867	0
AIM V.I. Capital Appreciation	01	2003	4.335	5.558	0
AIM V.I. Capital Appreciation	01	2002	5.789	4.335	0
AIM V.I. Capital Appreciation	01	2001	7.622	5.789	0
AIM V.I. Capital Appreciation	01	2000	10.000	7.622	0

AIM V.I. Capital Appreciation	02	2005	5.828	6.270	429,136
AIM V.I. Capital Appreciation	02	2004	5.529	5.828	478,146
AIM V.I. Capital Appreciation	02	2003	4.319	5.529	470,688
AIM V.I. Capital Appreciation	02	2002	5.776	4.319	271,862
AIM V.I. Capital Appreciation	02	2001	7.617	5.776	379,881
AIM V.I. Capital Appreciation	02	2000	10.000	7.617	155,830

AIM V.I. Capital Appreciation	03	2005	5.801	6.235	24,227
AIM V.I. Capital Appreciation	03	2004	5.510	5.801	24,227
AIM V.I. Capital Appreciation	03	2003	4.308	5.510	24,314
AIM V.I. Capital Appreciation	03	2002	5.767	4.308	42,069
AIM V.I. Capital Appreciation	03	2001	7.613	5.767	39,977
AIM V.I. Capital Appreciation	03	2000	10.000	7.613	24,807

AIM V.I. Capital Appreciation	04	2005	5.788	6.218	421,303
AIM V.I. Capital Appreciation	04	2004	5.500	5.788	465,148
AIM V.I. Capital Appreciation	04	2003	4.303	5.500	512,105
AIM V.I. Capital Appreciation	04	2002	5.763	4.303	580,712
AIM V.I. Capital Appreciation	04	2001	7.611	5.763	669,178
AIM V.I. Capital Appreciation	04	2000	10.000	7.611	233,890

AIM V.I. Capital Appreciation	05	2005	5.762	6.184	539,369
AIM V.I. Capital Appreciation	05	2004	5.481	5.762	618,400
AIM V.I. Capital Appreciation	05	2003	4.292	5.481	626,829
AIM V.I. Capital Appreciation	05	2002	5.754	4.292	670,942
AIM V.I. Capital Appreciation	05	2001	7.608	5.754	820,957
AIM V.I. Capital Appreciation	05	2000	10.000	7.608	333,237

AIM V.I. Capital Appreciation	06	2005	5.723	6.133	182,862
AIM V.I. Capital Appreciation	06	2004	5.452	5.723	210,982
AIM V.I. Capital Appreciation	06	2003	4.276	5.452	244,676
AIM V.I. Capital Appreciation	06	2002	5.742	4.276	264,342
AIM V.I. Capital Appreciation	06	2001	7.603	5.742	241,464
AIM V.I. Capital Appreciation	06	2000	10.000	7.603	77,754

AIM V.I. Core Equity Fund	01	2005	6.673	6.957	10,052
AIM V.I. Core Equity Fund	01	2004	6.185	6.673	4,320
AIM V.I. Core Equity Fund	01	2003	5.022	6.185	4,320
AIM V.I. Core Equity Fund	01	2002	6.009	5.022	4,320
AIM V.I. Core Equity Fund	01	2001	7.866	6.009	4,320
AIM V.I. Core Equity Fund	01	2000	10.000	7.866	0

AIM V.I. Core Equity Fund	02	2005	6.627	6.899	158,927
AIM V.I. Core Equity Fund	02	2004	6.153	6.627	181,586
AIM V.I. Core Equity Fund	02	2003	5.003	6.153	218,241
AIM V.I. Core Equity Fund	02	2002	5.995	5.003	294,531
AIM V.I. Core Equity Fund	02	2001	7.860	5.995	260,270
AIM V.I. Core Equity Fund	02	2000	10.000	7.860	84,096

AIM V.I. Core Equity Fund	03	2005	6.598	6.862	21,359
AIM V.I. Core Equity Fund	03	2004	6.131	6.598	21,359
AIM V.I. Core Equity Fund	03	2003	4.990	6.131	21,359
AIM V.I. Core Equity Fund	03	2002	5.986	4.990	80,923
AIM V.I. Core Equity Fund	03	2001	7.857	5.986	96,947
AIM V.I. Core Equity Fund	03	2000	10.000	7.857	158,631

AIM V.I. Core Equity Fund	04	2005	6.583	6.842	368,082
AIM V.I. Core Equity Fund	04	2004	6.121	6.583	412,087
AIM V.I. Core Equity Fund	04	2003	4.984	6.121	457,888
AIM V.I. Core Equity Fund	04	2002	5.982	4.984	496,349
AIM V.I. Core Equity Fund	04	2001	7.855	5.982	630,672
AIM V.I. Core Equity Fund	04	2000	10.000	7.855	306,521

AIM V.I. Core Equity Fund	05	2005	6.553	6.805	737,266
AIM V.I. Core Equity Fund	05	2004	6.099	6.553	890,426
AIM V.I. Core Equity Fund	05	2003	4.972	6.099	1,023,078
AIM V.I. Core Equity Fund	05	2002	5.973	4.972	1,093,867
AIM V.I. Core Equity Fund	05	2001	7.851	5.973	1,207,738
AIM V.I. Core Equity Fund	05	2000	10.000	7.851	428,310

AIM V.I. Core Equity Fund	06	2005	6.509	6.748	291,808
AIM V.I. Core Equity Fund	06	2004	6.067	6.509	321,243
AIM V.I. Core Equity Fund	06	2003	4.953	6.067	367,490
AIM V.I. Core Equity Fund	06	2002	5.960	4.953	384,463
AIM V.I. Core Equity Fund	06	2001	7.846	5.960	420,993
AIM V.I. Core Equity Fund	06	2000	10.000	7.846	69,526

AIM V.I. Dynamics Fund	01	2005	8.348	9.151	0
AIM V.I. Dynamics Fund	01	2004	7.440	8.348	0
AIM V.I. Dynamics Fund	01	2003	5.453	7.440	0
AIM V.I. Dynamics Fund	01	2002	8.088	5.453	0
AIM V.I. Dynamics Fund	01	2001	10.000	8.088	0

AIM V.I. Dynamics Fund	02	2005	8.302	9.086	20,724
AIM V.I. Dynamics Fund	02	2004	7.410	8.302	27,059
AIM V.I. Dynamics Fund	02	2003	5.439	7.410	19,817
AIM V.I. Dynamics Fund	02	2002	8.080	5.439	99,493
AIM V.I. Dynamics Fund	02	2001	10.000	8.080	23,032

AIM V.I. Dynamics Fund	03	2005	8.271	9.044	0
AIM V.I. Dynamics Fund	03	2004	7.390	8.271	0
AIM V.I. Dynamics Fund	03	2003	5.430	7.390	0
AIM V.I. Dynamics Fund	03	2002	8.074	5.430	0
AIM V.I. Dynamics Fund	03	2001	10.000	8.074	0

AIM V.I. Dynamics Fund	04	2005	8.256	9.022	17,348
AIM V.I. Dynamics Fund	04	2004	7.380	8.256	22,020
AIM V.I. Dynamics Fund	04	2003	5.425	7.380	24,081
AIM V.I. Dynamics Fund	04	2002	8.072	5.425	29,809
AIM V.I. Dynamics Fund	04	2001	10.000	8.072	17,852

AIM V.I. Dynamics Fund	05	2005	8.225	8.980	36,134
AIM V.I. Dynamics Fund	05	2004	7.360	8.225	42,243
AIM V.I. Dynamics Fund	05	2003	5.416	7.360	51,666
AIM V.I. Dynamics Fund	05	2002	8.066	5.416	42,734
AIM V.I. Dynamics Fund	05	2001	10.000	8.066	32,811

AIM V.I. Dynamics Fund	06	2005	8.179	8.916	24,003
AIM V.I. Dynamics Fund	06	2004	7.330	8.179	43,819
AIM V.I. Dynamics Fund	06	2003	5.402	7.330	55,125
AIM V.I. Dynamics Fund	06	2002	8.058	5.402	58,595
AIM V.I. Dynamics Fund	06	2001	10.000	8.058	25,642

AIM V.I. Growth	01	2005	4.360	4.640	0
AIM V.I. Growth	01	2004	4.070	4.360	21,694
AIM V.I. Growth	01	2003	3.132	4.070	21,694
AIM V.I. Growth	01	2002	4.583	3.132	21,694
AIM V.I. Growth	01	2001	7.003	4.583	21,694
AIM V.I. Growth	01	2000	10.000	7.003	3,421

AIM V.I. Growth	02	2005	4.331	4.601	341,713
AIM V.I. Growth	02	2004	4.048	4.331	447,834
AIM V.I. Growth	02	2003	3.120	4.048	481,179
AIM V.I. Growth	02	2002	4.573	3.120	491,581
AIM V.I. Growth	02	2001	6.998	4.573	313,353
AIM V.I. Growth	02	2000	10.000	6.998	150,681

AIM V.I. Growth	03	2005	4.311	4.576	0
AIM V.I. Growth	03	2004	4.034	4.311	0
AIM V.I. Growth	03	2003	3.113	4.034	0
AIM V.I. Growth	03	2002	4.567	3.113	22,631
AIM V.I. Growth	03	2001	6.995	4.567	0
AIM V.I. Growth	03	2000	10.000	6.995	0

AIM V.I. Growth	04	2005	4.301	4.563	443,045
AIM V.I. Growth	04	2004	4.027	4.301	517,980
AIM V.I. Growth	04	2003	3.109	4.027	547,015
AIM V.I. Growth	04	2002	4.563	3.109	652,060
AIM V.I. Growth	04	2001	6.993	4.563	468,503
AIM V.I. Growth	04	2000	10.000	6.993	251,183

AIM V.I. Growth	05	2005	4.282	4.538	616,188
AIM V.I. Growth	05	2004	4.013	4.282	771,155
AIM V.I. Growth	05	2003	3.101	4.013	942,394
AIM V.I. Growth	05	2002	4.556	3.101	1,007,040
AIM V.I. Growth	05	2001	6.990	4.556	791,165
AIM V.I. Growth	05	2000	10.000	6.990	346,581

AIM V.I. Growth	06	2005	4.253	4.500	311,991
AIM V.I. Growth	06	2004	3.992	4.253	376,295
AIM V.I. Growth	06	2003	3.089	3.992	462,994
AIM V.I. Growth	06	2002	4.546	3.089	446,957
AIM V.I. Growth	06	2001	6.985	4.546	193,713
AIM V.I. Growth	06	2000	10.000	6.985	80,277

AIM V.I. International Growth Fund	01	2005	7.780	9.083	0
AIM V.I. International Growth Fund	01	2004	6.337	7.780	29,883
AIM V.I. International Growth Fund	01	2003	4.960	6.337	29,883
AIM V.I. International Growth Fund	01	2002	5.941	4.960	29,883
AIM V.I. International Growth Fund	01	2001	7.849	5.941	29,883
AIM V.I. International Growth Fund	01	2000	10.000	7.849	5,182

AIM V.I. International Growth Fund	02	2005	7.727	9.008	431,528
AIM V.I. International Growth Fund	02	2004	6.304	7.727	488,799
AIM V.I. International Growth Fund	02	2003	4.941	6.304	517,156
AIM V.I. International Growth Fund	02	2002	5.928	4.941	346,633
AIM V.I. International Growth Fund	02	2001	7.843	5.928	481,487
AIM V.I. International Growth Fund	02	2000	10.000	7.843	134,233

AIM V.I. International Growth Fund	03	2005	7.693	8.959	30,935
AIM V.I. International Growth Fund	03	2004	6.282	7.693	30,935
AIM V.I. International Growth Fund	03	2003	4.929	6.282	31,028
AIM V.I. International Growth Fund	03	2002	5.919	4.929	31,162
AIM V.I. International Growth Fund	03	2001	7.840	5.919	31,298
AIM V.I. International Growth Fund	03	2000	10.000	7.840	31,548

AIM V.I. International Growth Fund	04	2005	7.675	8.934	220,940
AIM V.I. International Growth Fund	04	2004	6.271	7.675	241,239
AIM V.I. International Growth Fund	04	2003	4.923	6.271	271,282
AIM V.I. International Growth Fund	04	2002	5.915	4.923	306,433
AIM V.I. International Growth Fund	04	2001	7.838	5.915	557,746
AIM V.I. International Growth Fund	04	2000	10.000	7.838	123,197

AIM V.I. International Growth Fund	05	2005	7.641	8.885	293,977
AIM V.I. International Growth Fund	05	2004	6.249	7.641	326,353
AIM V.I. International Growth Fund	05	2003	4.911	6.249	366,417
AIM V.I. International Growth Fund	05	2002	5.906	4.911	423,305
AIM V.I. International Growth Fund	05	2001	7.834	5.906	939,316
AIM V.I. International Growth Fund	05	2000	10.000	7.834	292,546

AIM V.I. International Growth Fund	06	2005	7.589	8.811	243,403
AIM V.I. International Growth Fund	06	2004	6.216	7.589	258,494
AIM V.I. International Growth Fund	06	2003	4.892	6.216	275,433
AIM V.I. International Growth Fund	06	2002	5.893	4.892	299,011
AIM V.I. International Growth Fund	06	2001	7.829	5.893	453,866
AIM V.I. International Growth Fund	06	2000	10.000	7.829	87,945

AIM V.I. Premier Equity	01	2005	7.944	8.310	0
AIM V.I. Premier Equity	01	2004	7.587	7.944	0
AIM V.I. Premier Equity	01	2003	6.127	7.587	0
AIM V.I. Premier Equity	01	2002	8.874	6.127	0
AIM V.I. Premier Equity	01	2001	10.000	8.874	0

AIM V.I. Premier Equity	02	2005	7.900	8.251	70,193
AIM V.I. Premier Equity	02	2004	7.556	7.900	72,370
AIM V.I. Premier Equity	02	2003	6.111	7.556	77,041
AIM V.I. Premier Equity	02	2002	8.865	6.111	80,212
AIM V.I. Premier Equity	02	2001	10.000	8.865	23,948

AIM V.I. Premier Equity	03	2005	7.871	8.212	0
AIM V.I. Premier Equity	03	2004	7.535	7.871	0
AIM V.I. Premier Equity	03	2003	6.101	7.535	0
AIM V.I. Premier Equity	03	2002	8.859	6.101	0
AIM V.I. Premier Equity	03	2001	10.000	8.859	0

AIM V.I. Premier Equity	04	2005	7.856	8.193	67,728
AIM V.I. Premier Equity	04	2004	7.525	7.856	78,333
AIM V.I. Premier Equity	04	2003	6.096	7.525	80,139
AIM V.I. Premier Equity	04	2002	8.856	6.096	105,841
AIM V.I. Premier Equity	04	2001	10.000	8.856	53,148

AIM V.I. Premier Equity	05	2005	7.827	8.154	78,500
AIM V.I. Premier Equity	05	2004	7.505	7.827	83,058
AIM V.I. Premier Equity	05	2003	6.085	7.505	83,649
AIM V.I. Premier Equity	05	2002	8.850	6.085	91,582
AIM V.I. Premier Equity	05	2001	10.000	8.850	45,520

AIM V.I. Premier Equity	06	2005	7.783	8.096	108,259
AIM V.I. Premier Equity	06	2004	7.474	7.783	132,069
AIM V.I. Premier Equity	06	2003	6.070	7.474	181,131
AIM V.I. Premier Equity	06	2002	8.841	6.070	179,204
AIM V.I. Premier Equity	06	2001	10.000	8.841	89,762

AIM V.I. Small Company Growth Fund	01	2005	9.001	9.374	0
AIM V.I. Small Company Growth Fund	01	2004	7.983	9.001	0
AIM V.I. Small Company Growth Fund	01	2003	6.043	7.983	0
AIM V.I. Small Company Growth Fund	01	2002	8.861	6.043	0
AIM V.I. Small Company Growth Fund	01	2001	10.000	8.861	0

AIM V.I. Small Company Growth Fund	02	2005	8.951	9.308	21,305
AIM V.I. Small Company Growth Fund	02	2004	7.950	8.951	20,967
AIM V.I. Small Company Growth Fund	02	2003	6.028	7.950	18,694
AIM V.I. Small Company Growth Fund	02	2002	8.852	6.028	21,896
AIM V.I. Small Company Growth Fund	02	2001	10.000	8.852	8,770

AIM V.I. Small Company Growth Fund	03	2005	8.918	9.264	0
AIM V.I. Small Company Growth Fund	03	2004	7.929	8.918	0
AIM V.I. Small Company Growth Fund	03	2003	6.017	7.929	0
AIM V.I. Small Company Growth Fund	03	2002	8.846	6.017	0
AIM V.I. Small Company Growth Fund	03	2001	10.000	8.846	0

AIM V.I. Small Company Growth Fund	04	2005	8.901	9.242	29,947
AIM V.I. Small Company Growth Fund	04	2004	7.918	8.901	31,320
AIM V.I. Small Company Growth Fund	04	2003	6.012	7.918	30,797
AIM V.I. Small Company Growth Fund	04	2002	8.843	6.012	28,048
AIM V.I. Small Company Growth Fund	04	2001	10.000	8.843	15,650

AIM V.I. Small Company Growth Fund	05	2005	8.868	9.198	54,425
AIM V.I. Small Company Growth Fund	05	2004	7.897	8.868	59,251
AIM V.I. Small Company Growth Fund	05	2003	6.002	7.897	60,695
AIM V.I. Small Company Growth Fund	05	2002	8.837	6.002	32,998
AIM V.I. Small Company Growth Fund	05	2001	10.000	8.837	13,894

AIM V.I. Small Company Growth Fund	06	2005	8.818	9.133	26,169
AIM V.I. Small Company Growth Fund	06	2004	7.865	8.818	27,406
AIM V.I. Small Company Growth Fund	06	2003	5.987	7.865	34,789
AIM V.I. Small Company Growth Fund	06	2002	8.828	5.987	29,641
AIM V.I. Small Company Growth Fund	06	2001	10.000	8.828	20,911

Alger Am. Growth	01	2005	6.283	6.969	0
Alger Am. Growth	01	2004	6.016	6.283	0
Alger Am. Growth	01	2003	4.496	6.016	0
Alger Am. Growth	01	2002	6.777	4.496	21,406
Alger Am. Growth	01	2001	7.764	6.777	25,344
Alger Am. Growth	01	2000	10.000	7.764	0

Alger Am. Growth	02	2005	6.241	6.912	172,939
Alger Am. Growth	02	2004	5.985	6.241	267,123
Alger Am. Growth	02	2003	4.479	5.985	325,968
Alger Am. Growth	02	2002	6.762	4.479	383,694
Alger Am. Growth	02	2001	7.758	6.762	399,476
Alger Am. Growth	02	2000	10.000	7.758	130,516

Alger Am. Growth	03	2005	6.213	6.874	16,666
Alger Am. Growth	03	2004	5.964	6.213	16,666
Alger Am. Growth	03	2003	4.468	5.964	16,758
Alger Am. Growth	03	2002	6.752	4.468	143,992
Alger Am. Growth	03	2001	7.755	6.752	160,858
Alger Am. Growth	03	2000	10.000	7.755	442,368

Alger Am. Growth	04	2005	6.199	6.855	270,496
Alger Am. Growth	04	2004	5.953	6.199	322,250
Alger Am. Growth	04	2003	4.462	5.953	423,614
Alger Am. Growth	04	2002	6.747	4.462	496,633
Alger Am. Growth	04	2001	7.753	6.747	537,984
Alger Am. Growth	04	2000	10.000	7.753	244,731

Alger Am. Growth	05	2005	6.171	6.817	994,532
Alger Am. Growth	05	2004	5.932	6.171	1,360,917
Alger Am. Growth	05	2003	4.451	5.932	1,908,090
Alger Am. Growth	05	2002	6.737	4.451	2,059,075
Alger Am. Growth	05	2001	7.749	6.737	2,158,183
Alger Am. Growth	05	2000	10.000	7.749	845,891

Alger Am. Growth	06	2005	6.129	6.760	492,043
Alger Am. Growth	06	2004	5.901	6.129	758,207
Alger Am. Growth	06	2003	4.435	5.901	899,754
Alger Am. Growth	06	2002	6.723	4.435	959,617
Alger Am. Growth	06	2001	7.744	6.723	1,224,615
Alger Am. Growth	06	2000	10.000	7.744	134,394

Alger Am. Income & Growth	01	2005	7.067	7.237	0
Alger Am. Income & Growth	01	2004	6.619	7.067	11,908
Alger Am. Income & Growth	01	2003	5.149	6.619	11,908
Alger Am. Income & Growth	01	2002	7.549	5.149	11,908
Alger Am. Income & Growth	01	2001	8.901	7.549	11,908
Alger Am. Income & Growth	01	2000	10.000	8.901	2,786

Alger Am. Income & Growth	02	2005	7.019	7.177	115,878
Alger Am. Income & Growth	02	2004	6.584	7.019	144,432
Alger Am. Income & Growth	02	2003	5.130	6.584	249,798
Alger Am. Income & Growth	02	2002	7.533	5.130	298,433
Alger Am. Income & Growth	02	2001	8.895	7.533	356,107
Alger Am. Income & Growth	02	2000	10.000	8.895	86,979

Alger Am. Income & Growth	03	2005	6.988	7.138	16,407
Alger Am. Income & Growth	03	2004	6.561	6.988	16,407
Alger Am. Income & Growth	03	2003	5.117	6.561	16,497
Alger Am. Income & Growth	03	2002	7.521	5.117	30,355
Alger Am. Income & Growth	03	2001	8.891	7.521	28,769
Alger Am. Income & Growth	03	2000	10.000	8.891	17,005

Alger Am. Income & Growth	04	2005	6.972	7.118	238,708
Alger Am. Income & Growth	04	2004	6.550	6.972	269,316
Alger Am. Income & Growth	04	2003	5.111	6.550	325,557
Alger Am. Income & Growth	04	2002	7.516	5.111	390,378
Alger Am. Income & Growth	04	2001	8.889	7.516	469,117
Alger Am. Income & Growth	04	2000	10.000	8.889	159,859

Alger Am. Income & Growth	05	2005	6.940	7.079	320,399
Alger Am. Income & Growth	05	2004	6.527	6.940	443,135
Alger Am. Income & Growth	05	2003	5.098	6.527	574,717
Alger Am. Income & Growth	05	2002	7.505	5.098	633,284
Alger Am. Income & Growth	05	2001	8.885	7.505	802,943
Alger Am. Income & Growth	05	2000	10.000	8.885	185,362

Alger Am. Income & Growth	06	2005	6.893	7.020	123,531
Alger Am. Income & Growth	06	2004	6.493	6.893	140,579
Alger Am. Income & Growth	06	2003	5.079	6.493	267,998
Alger Am. Income & Growth	06	2002	7.488	5.079	309,350
Alger Am. Income & Growth	06	2001	8.878	7.488	314,307
Alger Am. Income & Growth	06	2000	10.000	8.878	61,918

Alger Am. Small Capitalization	01	2005	5.787	6.696	0
Alger Am. Small Capitalization	01	2004	5.014	5.787	0
Alger Am. Small Capitalization	01	2003	3.558	5.014	0
Alger Am. Small Capitalization	01	2002	4.872	3.558	0
Alger Am. Small Capitalization	01	2001	6.982	4.872	0
Alger Am. Small Capitalization	01	2000	10.000	6.982	0

Alger Am. Small Capitalization	02	2005	5.748	6.641	69,336
Alger Am. Small Capitalization	02	2004	4.988	5.748	73,018
Alger Am. Small Capitalization	02	2003	3.545	4.988	84,335
Alger Am. Small Capitalization	02	2002	4.861	3.545	92,161
Alger Am. Small Capitalization	02	2001	6.977	4.861	94,917
Alger Am. Small Capitalization	02	2000	10.000	6.977	34,526

Alger Am. Small Capitalization	03	2005	5.722	6.604	9,376
Alger Am. Small Capitalization	03	2004	4.971	5.722	9,376
Alger Am. Small Capitalization	03	2003	3.536	4.971	9,376
Alger Am. Small Capitalization	03	2002	4.854	3.536	30,285
Alger Am. Small Capitalization	03	2001	6.974	4.854	27,593
Alger Am. Small Capitalization	03	2000	10.000	6.974	9,377

Alger Am. Small Capitalization	04	2005	5.709	6.586	68,874
Alger Am. Small Capitalization	04	2004	4.962	5.709	78,741
Alger Am. Small Capitalization	04	2003	3.532	4.962	100,201
Alger Am. Small Capitalization	04	2002	4.850	3.532	128,975
Alger Am. Small Capitalization	04	2001	6.973	4.850	144,086
Alger Am. Small Capitalization	04	2000	10.000	6.973	38,386

Alger Am. Small Capitalization	05	2005	5.683	6.550	110,038
Alger Am. Small Capitalization	05	2004	4.945	5.683	124,308
Alger Am. Small Capitalization	05	2003	3.523	4.945	149,153
Alger Am. Small Capitalization	05	2002	4.843	3.523	174,045
Alger Am. Small Capitalization	05	2001	6.969	4.843	183,398
Alger Am. Small Capitalization	05	2000	10.000	6.969	63,433

Alger Am. Small Capitalization	06	2005	5.645	6.495	38,147
Alger Am. Small Capitalization	06	2004	4.919	5.645	47,276
Alger Am. Small Capitalization	06	2003	3.510	4.919	59,974
Alger Am. Small Capitalization	06	2002	4.832	3.510	64,240
Alger Am. Small Capitalization	06	2001	6.964	4.832	67,320
Alger Am. Small Capitalization	06	2000	10.000	6.964	15,209

Alliance Bernstein Global Technology Portfolio	01	2005	6.905	7.086	0
Alliance Bernstein Global Technology Portfolio	01	2004	6.637	6.905	0
Alliance Bernstein Global Technology Portfolio	01	2003	4.663	6.637	0
Alliance Bernstein Global Technology Portfolio	01	2002	8.094	4.663	0
Alliance Bernstein Global Technology Portfolio	01	2001	10.000	8.094	0

Alliance Bernstein Global Technology Portfolio	02	2005	6.867	7.036	11,401
Alliance Bernstein Global Technology Portfolio	02	2004	6.611	6.867	12,083
Alliance Bernstein Global Technology Portfolio	02	2003	4.651	6.611	14,626
Alliance Bernstein Global Technology Portfolio	02	2002	8.085	4.651	16,885
Alliance Bernstein Global Technology Portfolio	02	2001	10.000	8.085	7,801

Alliance Bernstein Global Technology Portfolio	03	2005	6.841	7.002	0
Alliance Bernstein Global Technology Portfolio	03	2004	6.593	6.841	0
Alliance Bernstein Global Technology Portfolio	03	2003	4.643	6.593	0
Alliance Bernstein Global Technology Portfolio	03	2002	8.080	4.643	0
Alliance Bernstein Global Technology Portfolio	03	2001	10.000	8.080	0

Alliance Bernstein Global Technology Portfolio	04	2005	6.829	6.986	13,404
Alliance Bernstein Global Technology Portfolio	04	2004	6.584	6.829	15,152
Alliance Bernstein Global Technology Portfolio	04	2003	4.639	6.584	22,616
Alliance Bernstein Global Technology Portfolio	04	2002	8.077	4.639	22,701
Alliance Bernstein Global Technology Portfolio	04	2001	10.000	8.077	14,920

Alliance Bernstein Global Technology Portfolio	05	2005	6.803	6.953	54,711
Alliance Bernstein Global Technology Portfolio	05	2004	6.566	6.803	31,794
Alliance Bernstein Global Technology Portfolio	05	2003	4.631	6.566	32,221
Alliance Bernstein Global Technology Portfolio	05	2002	8.072	4.631	51,790
Alliance Bernstein Global Technology Portfolio	05	2001	10.000	8.072	12,343

Alliance Bernstein Global Technology Portfolio	06	2005	6.765	6.904	27,959
Alliance Bernstein Global Technology Portfolio	06	2004	6.539	6.765	34,313
Alliance Bernstein Global Technology Portfolio	06	2003	4.619	6.539	36,418
Alliance Bernstein Global Technology Portfolio	06	2002	8.064	4.619	45,339
Alliance Bernstein Global Technology Portfolio	06	2001	10.000	8.064	22,463

Alliance Bernstein Large Cap Growth Portfolio	01	2005	7.691	8.745	0
Alliance Bernstein Large Cap Growth Portfolio	01	2004	7.171	7.691	0
Alliance Bernstein Large Cap Growth Portfolio	01	2003	5.871	7.171	0
Alliance Bernstein Large Cap Growth Portfolio	01	2002	8.575	5.871	0
Alliance Bernstein Large Cap Growth Portfolio	01	2001	10.000	8.575	0

Alliance Bernstein Large Cap Growth Portfolio	02	2005	7.648	8.683	319,891
Alliance Bernstein Large Cap Growth Portfolio	02	2004	7.142	7.648	336,044
Alliance Bernstein Large Cap Growth Portfolio	02	2003	5.856	7.142	363,924
Alliance Bernstein Large Cap Growth Portfolio	02	2002	8.567	5.856	144,212
Alliance Bernstein Large Cap Growth Portfolio	02	2001	10.000	8.567	87,747

Alliance Bernstein Large Cap Growth Portfolio	03	2005	7.620	8.642	0
Alliance Bernstein Large Cap Growth Portfolio	03	2004	7.122	7.620	0
Alliance Bernstein Large Cap Growth Portfolio	03	2003	5.846	7.122	0
Alliance Bernstein Large Cap Growth Portfolio	03	2002	8.561	5.846	0
Alliance Bernstein Large Cap Growth Portfolio	03	2001	10.000	8.561	0

Alliance Bernstein Large Cap Growth Portfolio	04	2005	7.606	8.622	78,753
Alliance Bernstein Large Cap Growth Portfolio	04	2004	7.113	7.606	81,373
Alliance Bernstein Large Cap Growth Portfolio	04	2003	5.841	7.113	89,603
Alliance Bernstein Large Cap Growth Portfolio	04	2002	8.558	5.841	85,927
Alliance Bernstein Large Cap Growth Portfolio	04	2001	10.000	8.558	52,607

Alliance Bernstein Large Cap Growth Portfolio	05	2005	7.578	8.581	141,984
Alliance Bernstein Large Cap Growth Portfolio	05	2004	7.094	7.578	125,294
Alliance Bernstein Large Cap Growth Portfolio	05	2003	5.832	7.094	124,618
Alliance Bernstein Large Cap Growth Portfolio	05	2002	8.552	5.832	135,802
Alliance Bernstein Large Cap Growth Portfolio	05	2001	10.000	8.552	67,270

Alliance Bernstein Large Cap Growth Portfolio	06	2005	7.535	8.520	110,696
Alliance Bernstein Large Cap Growth Portfolio	06	2004	7.065	7.535	119,713
Alliance Bernstein Large Cap Growth Portfolio	06	2003	5.817	7.065	160,069
Alliance Bernstein Large Cap Growth Portfolio	06	2002	8.543	5.817	186,718
Alliance Bernstein Large Cap Growth Portfolio	06	2001	10.000	8.543	109,464

Alliance Bernstein VP Growth and Income Portfolio	01	2005	10.294	10.660	0
Alliance Bernstein VP Growth and Income Portfolio	01	2004	9.349	10.294	495,111
Alliance Bernstein VP Growth and Income Portfolio	01	2003	7.144	9.349	528,441
Alliance Bernstein VP Growth and Income Portfolio	01	2002	9.284	7.144	289,776
Alliance Bernstein VP Growth and Income Portfolio	01	2001	10.000	9.284	0

Alliance Bernstein VP Growth and Income Portfolio	02	2005	10.237	10.585	388,814
Alliance Bernstein VP Growth and Income Portfolio	02	2004	9.312	10.237	435,902
Alliance Bernstein VP Growth and Income Portfolio	02	2003	7.126	9.312	457,778
Alliance Bernstein VP Growth and Income Portfolio	02	2002	9.274	7.126	316,095
Alliance Bernstein VP Growth and Income Portfolio	02	2001	10.000	9.274	134,214

Alliance Bernstein VP Growth and Income Portfolio	03	2005	10.199	10.535	51,467
Alliance Bernstein VP Growth and Income Portfolio	03	2004	9.287	10.199	52,882
Alliance Bernstein VP Growth and Income Portfolio	03	2003	7.114	9.287	54,381
Alliance Bernstein VP Growth and Income Portfolio	03	2002	9.268	7.114	56,080
Alliance Bernstein VP Growth and Income Portfolio	03	2001	10.000	9.268	18,765

Alliance Bernstein VP Growth and Income Portfolio	04	2005	10.180	10.510	349,742
Alliance Bernstein VP Growth and Income Portfolio	04	2004	9.274	10.180	380,916
Alliance Bernstein VP Growth and Income Portfolio	04	2003	7.108	9.274	406,207
Alliance Bernstein VP Growth and Income Portfolio	04	2002	9.265	7.108	402,307
Alliance Bernstein VP Growth and Income Portfolio	04	2001	10.000	9.265	212,874

Alliance Bernstein VP Growth and Income Portfolio	05	2005	10.142	10.460	373,219
Alliance Bernstein VP Growth and Income Portfolio	05	2004	9.249	10.142	421,162
Alliance Bernstein VP Growth and Income Portfolio	05	2003	7.096	9.249	390,394
Alliance Bernstein VP Growth and Income Portfolio	05	2002	9.259	7.096	469,382
Alliance Bernstein VP Growth and Income Portfolio	05	2001	10.000	9.259	143,364

Alliance Bernstein VP Growth and Income Portfolio	06	2005	10.086	10.386	310,261
Alliance Bernstein VP Growth and Income Portfolio	06	2004	9.211	10.086	338,684
Alliance Bernstein VP Growth and Income Portfolio	06	2003	7.078	9.211	332,660
Alliance Bernstein VP Growth and Income Portfolio	06	2002	9.249	7.078	341,356
Alliance Bernstein VP Growth and Income Portfolio	06	2001	10.000	9.249	116,848

Alliance Bernstein VP Small Cap Growth Portfolio	01	2005	10.570	10.973	0
Alliance Bernstein VP Small Cap Growth Portfolio	01	2004	9.334	10.570	0
Alliance Bernstein VP Small Cap Growth Portfolio	01	2003	6.342	9.334	0
Alliance Bernstein VP Small Cap Growth Portfolio	01	2002	9.430	6.342	0
Alliance Bernstein VP Small Cap Growth Portfolio	01	2001	10.000	9.430	0

Alliance Bernstein VP Small Cap Growth Portfolio	02	2005	10.511	10.896	49,470
Alliance Bernstein VP Small Cap Growth Portfolio	02	2004	9.297	10.511	28,259
Alliance Bernstein VP Small Cap Growth Portfolio	02	2003	6.326	9.297	5,686
Alliance Bernstein VP Small Cap Growth Portfolio	02	2002	9.420	6.326	8,067
Alliance Bernstein VP Small Cap Growth Portfolio	02	2001	10.000	9.420	44,890

Alliance Bernstein VP Small Cap Growth Portfolio	03	2005	10.472	10.844	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2004	9.272	10.472	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2003	6.315	9.272	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2002	9.414	6.315	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2001	10.000	9.414	0

Alliance Bernstein VP Small Cap Growth Portfolio	04	2005	10.453	10.819	13,119
Alliance Bernstein VP Small Cap Growth Portfolio	04	2004	9.259	10.453	8,611
Alliance Bernstein VP Small Cap Growth Portfolio	04	2003	6.310	9.259	3,313
Alliance Bernstein VP Small Cap Growth Portfolio	04	2002	9.410	6.310	3,217
Alliance Bernstein VP Small Cap Growth Portfolio	04	2001	10.000	9.410	23,184

Alliance Bernstein VP Small Cap Growth Portfolio	05	2005	10.414	10.767	57,881
Alliance Bernstein VP Small Cap Growth Portfolio	05	2004	9.234	10.414	54,796
Alliance Bernstein VP Small Cap Growth Portfolio	05	2003	6.299	9.234	13,563
Alliance Bernstein VP Small Cap Growth Portfolio	05	2002	9.404	6.299	13,305
Alliance Bernstein VP Small Cap Growth Portfolio	05	2001	10.000	9.404	1,505

Alliance Bernstein VP Small Cap Growth Portfolio	06	2005	10.356	10.691	8,846
Alliance Bernstein VP Small Cap Growth Portfolio	06	2004	9.197	10.356	12,703
Alliance Bernstein VP Small Cap Growth Portfolio	06	2003	6.283	9.197	4,547
Alliance Bernstein VP Small Cap Growth Portfolio	06	2002	9.394	6.283	4,356
Alliance Bernstein VP Small Cap Growth Portfolio	06	2001	10.000	9.394	63

Alliance Bernstein VP Worldwide Privatization Portfolio	01	2005	14.117	16.848	0
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2004	11.502	14.117	0
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2003	8.121	11.502	0
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2002	8.568	8.121	0
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2001	10.000	8.568	0

Alliance Bernstein VP Worldwide Privatization Portfolio	02	2005	14.038	16.729	46,517
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2004	11.456	14.038	52,467
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2003	8.100	11.456	52,060
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2002	8.559	8.100	38,475
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2001	10.000	8.559	8,432

Alliance Bernstein VP Worldwide Privatization Portfolio	03	2005	13.986	16.650	0
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2004	11.425	13.986	0
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2003	8.086	11.425	0
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2002	8.553	8.086	0
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2001	10.000	8.553	0

Alliance Bernstein VP Worldwide Privatization Portfolio	04	2005	13.960	16.611	40,439
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2004	11.409	13.960	30,048
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2003	8.080	11.409	23,448
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2002	8.550	8.080	22,749
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2001	10.000	8.550	5,260

Alliance Bernstein VP Worldwide Privatization Portfolio	05	2005	13.908	16.533	65,354
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2004	11.378	13.908	46,463
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2003	8.066	11.378	58,089
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2002	8.545	8.066	64,267
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2001	10.000	8.545	565

Alliance Bernstein VP Worldwide Privatization Portfolio	06	2005	13.831	16.416	46,725
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2004	11.332	13.831	23,642
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2003	8.045	11.332	20,026
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2002	8.536	8.045	13,481
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2001	10.000	8.536	6,516

Fidelity VIP Contrafund Portfolio	01	2005	12.284	14.186	0
Fidelity VIP Contrafund Portfolio	01	2004	10.775	12.284	0
Fidelity VIP Contrafund Portfolio	01	2003	8.490	10.775	0
Fidelity VIP Contrafund Portfolio	01	2002	9.487	8.490	0
Fidelity VIP Contrafund Portfolio	01	2001	10.000	9.487	0

Fidelity VIP Contrafund Portfolio	02	2005	12.216	14.086	258,253
Fidelity VIP Contrafund Portfolio	02	2004	10.732	12.216	228,133
Fidelity VIP Contrafund Portfolio	02	2003	8.469	10.732	176,141
Fidelity VIP Contrafund Portfolio	02	2002	9.477	8.469	148,576
Fidelity VIP Contrafund Portfolio	02	2001	10.000	9.477	37,501

Fidelity VIP Contrafund Portfolio	03	2005	12.171	14.020	0
Fidelity VIP Contrafund Portfolio	03	2004	10.703	12.171	0
Fidelity VIP Contrafund Portfolio	03	2003	8.454	10.703	22,134
Fidelity VIP Contrafund Portfolio	03	2002	9.471	8.454	9,216
Fidelity VIP Contrafund Portfolio	03	2001	10.000	9.471	16,278

Fidelity VIP Contrafund Portfolio	04	2005	12.148	13.987	273,048
Fidelity VIP Contrafund Portfolio	04	2004	10.688	12.148	268,839
Fidelity VIP Contrafund Portfolio	04	2003	8.447	10.688	182,047
Fidelity VIP Contrafund Portfolio	04	2002	9.468	8.447	132,261
Fidelity VIP Contrafund Portfolio	04	2001	10.000	9.468	31,602

Fidelity VIP Contrafund Portfolio	05	2005	12.103	13.921	285,246
Fidelity VIP Contrafund Portfolio	05	2004	10.659	12.103	225,231
Fidelity VIP Contrafund Portfolio	05	2003	8.433	10.659	169,075
Fidelity VIP Contrafund Portfolio	05	2002	9.461	8.433	124,130
Fidelity VIP Contrafund Portfolio	05	2001	10.000	9.461	24,110

Fidelity VIP Contrafund Portfolio	06	2005	12.035	13.822	240,632
Fidelity VIP Contrafund Portfolio	06	2004	10.616	12.035	225,648
Fidelity VIP Contrafund Portfolio	06	2003	8.411	10.616	174,381
Fidelity VIP Contrafund Portfolio	06	2002	9.452	8.411	148,801
Fidelity VIP Contrafund Portfolio	06	2001	10.000	9.452	39,014

Fidelity VIP Growth Portfolio	01	2005	8.043	8.401	8,629
Fidelity VIP Growth Portfolio	01	2004	7.879	8.043	0
Fidelity VIP Growth Portfolio	01	2003	6.004	7.879	4,468
Fidelity VIP Growth Portfolio	01	2002	8.701	6.004	0
Fidelity VIP Growth Portfolio	01	2001	10.000	8.701	0

Fidelity VIP Growth Portfolio	02	2005	7.998	8.342	471,544
Fidelity VIP Growth Portfolio	02	2004	7.847	7.998	521,997
Fidelity VIP Growth Portfolio	02	2003	5.989	7.847	484,414
Fidelity VIP Growth Portfolio	02	2002	8.692	5.989	516,411
Fidelity VIP Growth Portfolio	02	2001	10.000	8.692	298,052

Fidelity VIP Growth Portfolio	03	2005	7.969	8.302	48,345
Fidelity VIP Growth Portfolio	03	2004	7.826	7.969	48,196
Fidelity VIP Growth Portfolio	03	2003	5.979	7.826	43,656
Fidelity VIP Growth Portfolio	03	2002	8.686	5.979	34,438
Fidelity VIP Growth Portfolio	03	2001	10.000	8.686	20,638

Fidelity VIP Growth Portfolio	04	2005	7.954	8.283	575,573
Fidelity VIP Growth Portfolio	04	2004	7.815	7.954	612,128
Fidelity VIP Growth Portfolio	04	2003	5.974	7.815	560,164
Fidelity VIP Growth Portfolio	04	2002	8.683	5.974	462,691
Fidelity VIP Growth Portfolio	04	2001	10.000	8.683	365,485

Fidelity VIP Growth Portfolio	05	2005	7.924	8.244	741,242
Fidelity VIP Growth Portfolio	05	2004	7.794	7.924	778,079
Fidelity VIP Growth Portfolio	05	2003	5.964	7.794	687,859
Fidelity VIP Growth Portfolio	05	2002	8.677	5.964	581,689
Fidelity VIP Growth Portfolio	05	2001	10.000	8.677	486,915

Fidelity VIP Growth Portfolio	06	2005	7.880	8.185	619,650
Fidelity VIP Growth Portfolio	06	2004	7.762	7.880	679,529
Fidelity VIP Growth Portfolio	06	2003	5.949	7.762	615,007
Fidelity VIP Growth Portfolio	06	2002	8.669	5.949	518,008
Fidelity VIP Growth Portfolio	06	2001	10.000	8.669	243,391

Fidelity VIP Overseas Portfolio	01	2005	10.088	11.863	0
Fidelity VIP Overseas Portfolio	01	2004	8.993	10.088	0
Fidelity VIP Overseas Portfolio	01	2003	6.350	8.993	0
Fidelity VIP Overseas Portfolio	01	2002	8.064	6.350	0
Fidelity VIP Overseas Portfolio	01	2001	10.000	8.064	0

Fidelity VIP Overseas Portfolio	02	2005	10.032	11.779	75,314
Fidelity VIP Overseas Portfolio	02	2004	8.956	10.032	110,544
Fidelity VIP Overseas Portfolio	02	2003	6.334	8.956	100,227
Fidelity VIP Overseas Portfolio	02	2002	8.056	6.334	111,890
Fidelity VIP Overseas Portfolio	02	2001	10.000	8.056	287,605

Fidelity VIP Overseas Portfolio	03	2005	9.995	11.724	6,556
Fidelity VIP Overseas Portfolio	03	2004	8.932	9.995	6,556
Fidelity VIP Overseas Portfolio	03	2003	6.324	8.932	21,385
Fidelity VIP Overseas Portfolio	03	2002	8.051	6.324	6,556
Fidelity VIP Overseas Portfolio	03	2001	10.000	8.051	28,489

Fidelity VIP Overseas Portfolio	04	2005	9.976	11.696	68,648
Fidelity VIP Overseas Portfolio	04	2004	8.920	9.976	75,629
Fidelity VIP Overseas Portfolio	04	2003	6.318	8.920	86,286
Fidelity VIP Overseas Portfolio	04	2002	8.048	6.318	84,753
Fidelity VIP Overseas Portfolio	04	2001	10.000	8.048	267,320

Fidelity VIP Overseas Portfolio	05	2005	9.939	11.641	80,629
Fidelity VIP Overseas Portfolio	05	2004	8.896	9.939	103,876
Fidelity VIP Overseas Portfolio	05	2003	6.308	8.896	88,738
Fidelity VIP Overseas Portfolio	05	2002	8.042	6.308	99,988
Fidelity VIP Overseas Portfolio	05	2001	10.000	8.042	363,757

Fidelity VIP Overseas Portfolio	06	2005	9.883	11.558	77,508
Fidelity VIP Overseas Portfolio	06	2004	8.860	9.883	94,039
Fidelity VIP Overseas Portfolio	06	2003	6.291	8.860	100,000
Fidelity VIP Overseas Portfolio	06	2002	8.034	6.291	85,535
Fidelity VIP Overseas Portfolio	06	2001	10.000	8.034	205,124

First Eagle VFT Overseas Variable Series	01	2005	21.047	25.307	5,897
First Eagle VFT Overseas Variable Series	01	2004	16.682	21.047	0
First Eagle VFT Overseas Variable Series	01	2003	11.153	16.682	4,483
First Eagle VFT Overseas Variable Series	01	2002	10.000	11.153	0

First Eagle VFT Overseas Variable Series	02	2005	20.975	25.183	420,933
First Eagle VFT Overseas Variable Series	02	2004	16.650	20.975	419,846
First Eagle VFT Overseas Variable Series	02	2003	11.149	16.650	436,203
First Eagle VFT Overseas Variable Series	02	2002	10.000	11.149	349,064

First Eagle VFT Overseas Variable Series	03	2005	20.927	25.100	35,126
First Eagle VFT Overseas Variable Series	03	2004	16.629	20.927	31,642
First Eagle VFT Overseas Variable Series	03	2003	11.146	16.629	33,514
First Eagle VFT Overseas Variable Series	03	2002	10.000	11.146	29,621

First Eagle VFT Overseas Variable Series	04	2005	20.903	25.059	432,948
First Eagle VFT Overseas Variable Series	04	2004	16.619	20.903	423,299
First Eagle VFT Overseas Variable Series	04	2003	11.145	16.619	419,296
First Eagle VFT Overseas Variable Series	04	2002	10.000	11.145	337,036

First Eagle VFT Overseas Variable Series	05	2005	20.855	24.977	559,367
First Eagle VFT Overseas Variable Series	05	2004	16.597	20.855	573,813
First Eagle VFT Overseas Variable Series	05	2003	11.142	16.597	562,412
First Eagle VFT Overseas Variable Series	05	2002	10.000	11.142	477,270

First Eagle VFT Overseas Variable Series	06	2005	20.784	24.853	490,069
First Eagle VFT Overseas Variable Series	06	2004	16.566	20.784	494,659
First Eagle VFT Overseas Variable Series	06	2003	11.138	16.566	464,020
First Eagle VFT Overseas Variable Series	06	2002	10.000	11.138	409,282

Goldman Sachs V.I.T. Core International Equity Fund	01	2005	8.086	9.102	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2004	7.197	8.086	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2003	5.366	7.197	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2002	6.637	5.366	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2001	8.624	6.637	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2000	10.000	8.624	0

Goldman Sachs V.I.T. Core International Equity Fund	02	2005	8.031	9.027	18,099
Goldman Sachs V.I.T. Core International Equity Fund	02	2004	7.160	8.031	19,055
Goldman Sachs V.I.T. Core International Equity Fund	02	2003	5.346	7.160	28,580
Goldman Sachs V.I.T. Core International Equity Fund	02	2002	6.622	5.346	35,598
Goldman Sachs V.I.T. Core International Equity Fund	02	2001	8.618	6.622	49,452
Goldman Sachs V.I.T. Core International Equity Fund	02	2000	10.000	8.618	19,327

Goldman Sachs V.I.T. Core International Equity Fund	03	2005	7.995	8.977	30,413
Goldman Sachs V.I.T. Core International Equity Fund	03	2004	7.135	7.995	30,413
Goldman Sachs V.I.T. Core International Equity Fund	03	2003	5.332	7.135	30,507
Goldman Sachs V.I.T. Core International Equity Fund	03	2002	6.612	5.332	45,637
Goldman Sachs V.I.T. Core International Equity Fund	03	2001	8.614	6.612	43,801
Goldman Sachs V.I.T. Core International Equity Fund	03	2000	10.000	8.614	31,040

Goldman Sachs V.I.T. Core International Equity Fund	04	2005	7.977	8.953	39,369
Goldman Sachs V.I.T. Core International Equity Fund	04	2004	7.122	7.977	54,629
Goldman Sachs V.I.T. Core International Equity Fund	04	2003	5.326	7.122	59,799
Goldman Sachs V.I.T. Core International Equity Fund	04	2002	6.607	5.326	79,989
Goldman Sachs V.I.T. Core International Equity Fund	04	2001	8.612	6.607	104,655
Goldman Sachs V.I.T. Core International Equity Fund	04	2000	10.000	8.612	38,546

Goldman Sachs V.I.T. Core International Equity Fund	05	2005	7.941	8.903	50,345
Goldman Sachs V.I.T. Core International Equity Fund	05	2004	7.097	7.941	53,457
Goldman Sachs V.I.T. Core International Equity Fund	05	2003	5.312	7.097	56,684
Goldman Sachs V.I.T. Core International Equity Fund	05	2002	6.598	5.312	66,670
Goldman Sachs V.I.T. Core International Equity Fund	05	2001	8.608	6.598	93,953
Goldman Sachs V.I.T. Core International Equity Fund	05	2000	10.000	8.608	31,258

Goldman Sachs V.I.T. Core International Equity Fund	06	2005	7.887	8.829	16,334
Goldman Sachs V.I.T. Core International Equity Fund	06	2004	7.060	7.887	19,840
Goldman Sachs V.I.T. Core International Equity Fund	06	2003	5.293	7.060	20,856
Goldman Sachs V.I.T. Core International Equity Fund	06	2002	6.583	5.293	22,552
Goldman Sachs V.I.T. Core International Equity Fund	06	2001	8.602	6.583	28,203
Goldman Sachs V.I.T. Core International Equity Fund	06	2000	10.000	8.602	15,344

Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2005	13.503	14.180	2,570
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2004	11.725	13.503	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2003	8.112	11.725	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2002	9.636	8.112	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2001	9.312	9.636	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2000	10.000	9.312	0

Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2005	13.412	14.063	16,996
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2004	11.664	13.412	18,608
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2003	8.081	11.664	22,237
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2002	9.615	8.081	23,966
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2001	9.306	9.615	39,652
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2000	10.000	9.306	9,427

Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2005	13.351	13.985	12,386
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2004	11.623	13.351	12,386
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2003	8.061	11.623	12,386
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2002	9.600	8.061	12,386
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2001	9.301	9.600	12,386
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2000	10.000	9.301	12,386

Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2005	13.321	13.946	40,032
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2004	11.603	13.321	40,786
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2003	8.051	11.603	37,189
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2002	9.593	8.051	39,395
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2001	9.299	9.593	35,576
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2000	10.000	9.299	3,948

Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2005	13.261	13.869	37,905
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2004	11.562	13.261	44,796
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2003	8.031	11.562	35,831
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2002	9.579	8.031	39,978
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2001	9.295	9.579	48,145
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2000	10.000	9.295	12,019

Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2005	13.171	13.755	20,067
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2004	11.501	13.171	20,613
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2003	8.001	11.501	12,616
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2002	9.558	8.001	12,261
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2001	9.289	9.558	13,565
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2000	10.000	9.289	2,665

Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2005	8.576	9.043	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2004	7.536	8.576	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2003	5.880	7.536	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2002	7.604	5.880	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2001	8.723	7.604	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2000	10.000	8.723	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2005	8.518	8.968	58,446
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2004	7.497	8.518	69,407
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2003	5.858	7.497	59,148
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2002	7.587	5.858	66,992
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2001	8.717	7.587	92,004
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2000	10.000	8.717	7,290

Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2005	8.479	8.919	31,424
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2004	7.471	8.479	31,424
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2003	5.843	7.471	31,424
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2002	7.576	5.843	31,424
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2001	8.713	7.576	26,655
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2000	10.000	8.713	17,483

Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2005	8.460	8.894	91,435
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2004	7.458	8.460	93,376
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2003	5.836	7.458	100,384
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2002	7.570	5.836	137,091
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2001	8.711	7.570	126,497
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2000	10.000	8.711	26,035

Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2005	8.422	8.845	126,978
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2004	7.432	8.422	164,455
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2003	5.821	7.432	194,860
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2002	7.559	5.821	202,999
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2001	8.707	7.559	179,695
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2000	10.000	8.707	59,730

Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2005	8.365	8.772	64,393
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2004	7.393	8.365	74,771
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2003	5.799	7.393	89,110
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2002	7.542	5.799	91,518
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2001	8.701	7.542	44,344
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2000	10.000	8.701	9,775

Goldman Sachs V.I.T. Growth and Income Fund	01	2005	10.375	10.675	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2004	8.822	10.375	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2003	7.165	8.822	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2002	8.163	7.165	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2001	9.095	8.163	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2000	10.000	9.095	0

Goldman Sachs V.I.T. Growth and Income Fund	02	2005	10.305	10.587	18,087
Goldman Sachs V.I.T. Growth and Income Fund	02	2004	8.775	10.305	18,685
Goldman Sachs V.I.T. Growth and Income Fund	02	2003	7.139	8.775	15,416
Goldman Sachs V.I.T. Growth and Income Fund	02	2002	8.145	7.139	16,846
Goldman Sachs V.I.T. Growth and Income Fund	02	2001	9.089	8.145	20,871
Goldman Sachs V.I.T. Growth and Income Fund	02	2000	10.000	9.089	3,407

Goldman Sachs V.I.T. Growth and Income Fund	03	2005	10.259	10.529	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2004	8.745	10.259	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2003	7.121	8.745	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2002	8.133	7.121	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2001	9.085	8.133	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2000	10.000	9.085	0

Goldman Sachs V.I.T. Growth and Income Fund	04	2005	10.235	10.500	25,220
Goldman Sachs V.I.T. Growth and Income Fund	04	2004	8.730	10.235	26,429
Goldman Sachs V.I.T. Growth and Income Fund	04	2003	7.112	8.730	22,903
Goldman Sachs V.I.T. Growth and Income Fund	04	2002	8.127	7.112	26,190
Goldman Sachs V.I.T. Growth and Income Fund	04	2001	9.083	8.127	26,366
Goldman Sachs V.I.T. Growth and Income Fund	04	2000	10.000	9.083	1,375

Goldman Sachs V.I.T. Growth and Income Fund	05	2005	10.189	10.442	59,584
Goldman Sachs V.I.T. Growth and Income Fund	05	2004	8.699	10.189	25,816
Goldman Sachs V.I.T. Growth and Income Fund	05	2003	7.094	8.699	22,231
Goldman Sachs V.I.T. Growth and Income Fund	05	2002	8.115	7.094	24,430
Goldman Sachs V.I.T. Growth and Income Fund	05	2001	9.079	8.115	27,033
Goldman Sachs V.I.T. Growth and Income Fund	05	2000	10.000	9.079	7,846

Goldman Sachs V.I.T. Growth and Income Fund	06	2005	10.120	10.355	4,774
Goldman Sachs V.I.T. Growth and Income Fund	06	2004	8.653	10.120	6,566
Goldman Sachs V.I.T. Growth and Income Fund	06	2003	7.068	8.653	6,704
Goldman Sachs V.I.T. Growth and Income Fund	06	2002	8.097	7.068	6,869
Goldman Sachs V.I.T. Growth and Income Fund	06	2001	9.073	8.097	6,664
Goldman Sachs V.I.T. Growth and Income Fund	06	2000	10.000	9.073	754

Goldman Sachs VIT Capital Growth Fund	01	2005	8.761	8.929	0
Goldman Sachs VIT Capital Growth Fund	01	2004	8.112	8.761	0
Goldman Sachs VIT Capital Growth Fund	01	2003	6.622	8.112	0
Goldman Sachs VIT Capital Growth Fund	01	2002	8.840	6.622	0
Goldman Sachs VIT Capital Growth Fund	01	2001	10.000	8.840	0

Goldman Sachs VIT Capital Growth Fund	02	2005	8.712	8.866	44,307
Goldman Sachs VIT Capital Growth Fund	02	2004	8.080	8.712	28,398
Goldman Sachs VIT Capital Growth Fund	02	2003	6.605	8.080	29,041
Goldman Sachs VIT Capital Growth Fund	02	2002	8.831	6.605	52,230
Goldman Sachs VIT Capital Growth Fund	02	2001	10.000	8.831	19,056

Goldman Sachs VIT Capital Growth Fund	03	2005	8.680	8.824	0
Goldman Sachs VIT Capital Growth Fund	03	2004	8.058	8.680	0
Goldman Sachs VIT Capital Growth Fund	03	2003	6.594	8.058	0
Goldman Sachs VIT Capital Growth Fund	03	2002	8.825	6.594	0
Goldman Sachs VIT Capital Growth Fund	03	2001	10.000	8.825	0

Goldman Sachs VIT Capital Growth Fund	04	2005	8.664	8.803	25,530
Goldman Sachs VIT Capital Growth Fund	04	2004	8.047	8.664	19,306
Goldman Sachs VIT Capital Growth Fund	04	2003	6.589	8.047	10,832
Goldman Sachs VIT Capital Growth Fund	04	2002	8.822	6.589	7,239
Goldman Sachs VIT Capital Growth Fund	04	2001	10.000	8.822	3,079

Goldman Sachs VIT Capital Growth Fund	05	2005	8.631	8.761	68,405
Goldman Sachs VIT Capital Growth Fund	05	2004	8.025	8.631	72,311
Goldman Sachs VIT Capital Growth Fund	05	2003	6.578	8.025	59,038
Goldman Sachs VIT Capital Growth Fund	05	2002	8.816	6.578	58,209
Goldman Sachs VIT Capital Growth Fund	05	2001	10.000	8.816	18,587

Goldman Sachs VIT Capital Growth Fund	06	2005	8.583	8.699	23,352
Goldman Sachs VIT Capital Growth Fund	06	2004	7.992	8.583	62,879
Goldman Sachs VIT Capital Growth Fund	06	2003	6.561	7.992	59,442
Goldman Sachs VIT Capital Growth Fund	06	2002	8.807	6.561	61,467
Goldman Sachs VIT Capital Growth Fund	06	2001	10.000	8.807	10,732

J.P. Morgan International Opp	01	2005	8.533	9.351	0
J.P. Morgan International Opp	01	2004	7.281	8.533	0
J.P. Morgan International Opp	01	2003	5.553	7.281	0
J.P. Morgan International Opp	01	2002	6.866	5.553	0
J.P. Morgan International Opp	01	2001	8.578	6.866	0
J.P. Morgan International Opp	01	2000	10.000	8.578	0

J.P. Morgan International Opp	02	2005	8.475	9.274	29,052
J.P. Morgan International Opp	02	2004	7.243	8.475	30,207
J.P. Morgan International Opp	02	2003	5.532	7.243	23,521
J.P. Morgan International Opp	02	2002	6.851	5.532	25,781
J.P. Morgan International Opp	02	2001	8.572	6.851	29,234
J.P. Morgan International Opp	02	2000	10.000	8.572	8,732

J.P. Morgan International Opp	03	2005	8.437	9.223	13,243
J.P. Morgan International Opp	03	2004	7.218	8.437	13,243
J.P. Morgan International Opp	03	2003	5.519	7.218	13,243
J.P. Morgan International Opp	03	2002	6.841	5.519	27,963
J.P. Morgan International Opp	03	2001	8.568	6.841	26,079
J.P. Morgan International Opp	03	2000	10.000	8.568	13,244

J.P. Morgan International Opp	04	2005	8.418	9.197	21,553
J.P. Morgan International Opp	04	2004	7.205	8.418	28,130
J.P. Morgan International Opp	04	2003	5.512	7.205	32,101
J.P. Morgan International Opp	04	2002	6.836	5.512	42,584
J.P. Morgan International Opp	04	2001	8.566	6.836	46,727
J.P. Morgan International Opp	04	2000	10.000	8.566	25,338

J.P. Morgan International Opp	05	2005	8.380	9.146	35,095
J.P. Morgan International Opp	05	2004	7.180	8.380	44,704
J.P. Morgan International Opp	05	2003	5.498	7.180	47,651
J.P. Morgan International Opp	05	2002	6.826	5.498	49,965
J.P. Morgan International Opp	05	2001	8.562	6.826	57,920
J.P. Morgan International Opp	05	2000	10.000	8.562	26,166

J.P. Morgan International Opp	06	2005	8.323	9.071	6,474
J.P. Morgan International Opp	06	2004	7.142	8.323	8,901
J.P. Morgan International Opp	06	2003	5.478	7.142	9,157
J.P. Morgan International Opp	06	2002	6.811	5.478	8,576
J.P. Morgan International Opp	06	2001	8.557	6.811	8,741
J.P. Morgan International Opp	06	2000	10.000	8.557	1,673

J.P. Morgan Small Company	01	2005	10.214	10.458	0
J.P. Morgan Small Company	01	2004	8.113	10.214	0
J.P. Morgan Small Company	01	2003	6.027	8.113	0
J.P. Morgan Small Company	01	2002	7.770	6.027	0
J.P. Morgan Small Company	01	2001	8.534	7.770	0
J.P. Morgan Small Company	01	2000	10.000	8.534	0

J.P. Morgan Small Company	02	2005	10.145	10.372	22,045
J.P. Morgan Small Company	02	2004	8.071	10.145	20,795
J.P. Morgan Small Company	02	2003	6.004	8.071	21,505
J.P. Morgan Small Company	02	2002	7.753	6.004	23,416
J.P. Morgan Small Company	02	2001	8.529	7.753	30,979
J.P. Morgan Small Company	02	2000	10.000	8.529	21,708

J.P. Morgan Small Company	03	2005	10.100	10.315	13,334
J.P. Morgan Small Company	03	2004	8.043	10.100	13,334
J.P. Morgan Small Company	03	2003	5.990	8.043	13,334
J.P. Morgan Small Company	03	2002	7.742	5.990	13,334
J.P. Morgan Small Company	03	2001	8.525	7.742	13,334
J.P. Morgan Small Company	03	2000	10.000	8.525	13,334

J.P. Morgan Small Company	04	2005	10.077	10.286	43,906
J.P. Morgan Small Company	04	2004	8.029	10.077	43,544
J.P. Morgan Small Company	04	2003	5.982	8.029	46,528
J.P. Morgan Small Company	04	2002	7.736	5.982	46,898
J.P. Morgan Small Company	04	2001	8.523	7.736	52,274
J.P. Morgan Small Company	04	2000	10.000	8.523	16,703

J.P. Morgan Small Company	05	2005	10.031	10.229	54,366
J.P. Morgan Small Company	05	2004	8.000	10.031	51,368
J.P. Morgan Small Company	05	2003	5.967	8.000	41,947
J.P. Morgan Small Company	05	2002	7.724	5.967	47,607
J.P. Morgan Small Company	05	2001	8.519	7.724	46,314
J.P. Morgan Small Company	05	2000	10.000	8.519	20,851

J.P. Morgan Small Company	06	2005	9.964	10.145	17,957
J.P. Morgan Small Company	06	2004	7.958	9.964	19,164
J.P. Morgan Small Company	06	2003	5.945	7.958	21,706
J.P. Morgan Small Company	06	2002	7.707	5.945	21,790
J.P. Morgan Small Company	06	2001	8.513	7.707	26,275
J.P. Morgan Small Company	06	2000	10.000	8.513	13,957

JP Morgan US Large Core Equity	01	2005	7.707	7.734	0
JP Morgan US Large Core Equity	01	2004	7.111	7.707	0
JP Morgan US Large Core Equity	01	2003	5.605	7.111	0
JP Morgan US Large Core Equity	01	2002	7.512	5.605	0
JP Morgan US Large Core Equity	01	2001	8.614	7.512	0
JP Morgan US Large Core Equity	01	2000	10.000	8.614	0

JP Morgan US Large Core Equity	02	2005	7.655	7.670	25,622
JP Morgan US Large Core Equity	02	2004	7.073	7.655	25,881
JP Morgan US Large Core Equity	02	2003	5.584	7.073	30,825
JP Morgan US Large Core Equity	02	2002	7.495	5.584	32,702
JP Morgan US Large Core Equity	02	2001	8.608	7.495	39,736
JP Morgan US Large Core Equity	02	2000	10.000	8.608	13,403

JP Morgan US Large Core Equity	03	2005	7.621	7.627	15,284
JP Morgan US Large Core Equity	03	2004	7.049	7.621	15,284
JP Morgan US Large Core Equity	03	2003	5.570	7.049	15,284
JP Morgan US Large Core Equity	03	2002	7.484	5.570	15,284
JP Morgan US Large Core Equity	03	2001	8.604	7.484	15,284
JP Morgan US Large Core Equity	03	2000	10.000	8.604	15,284

JP Morgan US Large Core Equity	04	2005	7.604	7.606	51,703
JP Morgan US Large Core Equity	04	2004	7.036	7.604	52,774
JP Morgan US Large Core Equity	04	2003	5.564	7.036	59,852
JP Morgan US Large Core Equity	04	2002	7.478	5.564	61,296
JP Morgan US Large Core Equity	04	2001	8.602	7.478	74,037
JP Morgan US Large Core Equity	04	2000	10.000	8.602	39,198

JP Morgan US Large Core Equity	05	2005	7.569	7.564	49,804
JP Morgan US Large Core Equity	05	2004	7.012	7.569	70,307
JP Morgan US Large Core Equity	05	2003	5.550	7.012	73,208
JP Morgan US Large Core Equity	05	2002	7.467	5.550	86,108
JP Morgan US Large Core Equity	05	2001	8.598	7.467	99,221
JP Morgan US Large Core Equity	05	2000	10.000	8.598	53,641

JP Morgan US Large Core Equity	06	2005	7.518	7.502	8,872
JP Morgan US Large Core Equity	06	2004	6.975	7.518	11,072
JP Morgan US Large Core Equity	06	2003	5.529	6.975	11,543
JP Morgan US Large Core Equity	06	2002	7.451	5.529	12,073
JP Morgan US Large Core Equity	06	2001	8.592	7.451	26,692
JP Morgan US Large Core Equity	06	2000	10.000	8.592	2,420

Lord Abbett Series Fund Growth and Income	01	2005	12.392	12.667	18,531
Lord Abbett Series Fund Growth and Income	01	2004	11.111	12.392	18,482
Lord Abbett Series Fund Growth and Income	01	2003	8.567	11.111	77,027
Lord Abbett Series Fund Growth and Income	01	2002	10.557	8.567	80,285
Lord Abbett Series Fund Growth and Income	01	2001	11.432	10.557	8,430
Lord Abbett Series Fund Growth and Income	01	2000	10.000	11.432	0

Lord Abbett Series Fund Growth and Income	02	2005	12.308	12.562	1,036,571
Lord Abbett Series Fund Growth and Income	02	2004	11.053	12.308	1,145,267
Lord Abbett Series Fund Growth and Income	02	2003	8.535	11.053	1,155,087
Lord Abbett Series Fund Growth and Income	02	2002	10.534	8.535	1,202,962
Lord Abbett Series Fund Growth and Income	02	2001	11.425	10.534	938,637
Lord Abbett Series Fund Growth and Income	02	2000	10.000	11.425	52,400

Lord Abbett Series Fund Growth and Income	03	2005	12.253	12.493	103,790
Lord Abbett Series Fund Growth and Income	03	2004	11.015	12.253	93,464
Lord Abbett Series Fund Growth and Income	03	2003	8.514	11.015	94,104
Lord Abbett Series Fund Growth and Income	03	2002	10.518	8.514	92,965
Lord Abbett Series Fund Growth and Income	03	2001	11.419	10.518	89,639
Lord Abbett Series Fund Growth and Income	03	2000	10.000	11.419	23,743

Lord Abbett Series Fund Growth and Income	04	2005	12.225	12.458	1,014,449
Lord Abbett Series Fund Growth and Income	04	2004	10.995	12.225	1,085,860
Lord Abbett Series Fund Growth and Income	04	2003	8.503	10.995	1,059,451
Lord Abbett Series Fund Growth and Income	04	2002	10.511	8.503	1,022,031
Lord Abbett Series Fund Growth and Income	04	2001	11.417	10.511	817,059
Lord Abbett Series Fund Growth and Income	04	2000	10.000	11.417	55,535

Lord Abbett Series Fund Growth and Income	05	2005	12.170	12.390	1,618,766
Lord Abbett Series Fund Growth and Income	05	2004	10.957	12.170	1,727,999
Lord Abbett Series Fund Growth and Income	05	2003	8.482	10.957	1,661,273
Lord Abbett Series Fund Growth and Income	05	2002	10.495	8.482	1,641,319
Lord Abbett Series Fund Growth and Income	05	2001	11.412	10.495	1,464,628
Lord Abbett Series Fund Growth and Income	05	2000	10.000	11.412	125,200

Lord Abbett Series Fund Growth and Income	06	2005	12.087	12.287	1,174,688
Lord Abbett Series Fund Growth and Income	06	2004	10.899	12.087	1,221,286
Lord Abbett Series Fund Growth and Income	06	2003	8.450	10.899	1,271,538
Lord Abbett Series Fund Growth and Income	06	2002	10.472	8.450	1,317,777
Lord Abbett Series Fund Growth and Income	06	2001	11.404	10.472	826,139
Lord Abbett Series Fund Growth and Income	06	2000	10.000	11.404	116,974

Lord Abbett Series Fund International	01	2005	10.750	13.477	0
Lord Abbett Series Fund International	01	2004	8.996	10.750	0
Lord Abbett Series Fund International	01	2003	6.433	8.996	0
Lord Abbett Series Fund International	01	2002	7.896	6.433	0
Lord Abbett Series Fund International	01	2001	10.000	7.896	0

Lord Abbett Series Fund International	02	2005	10.690	13.382	50,238
Lord Abbett Series Fund International	02	2004	8.960	10.690	46,135
Lord Abbett Series Fund International	02	2003	6.417	8.960	39,264
Lord Abbett Series Fund International	02	2002	7.888	6.417	37,731
Lord Abbett Series Fund International	02	2001	10.000	7.888	5,865

Lord Abbett Series Fund International	03	2005	10.651	13.319	0
Lord Abbett Series Fund International	03	2004	8.936	10.651	0
Lord Abbett Series Fund International	03	2003	6.406	8.936	0
Lord Abbett Series Fund International	03	2002	7.883	6.406	0
Lord Abbett Series Fund International	03	2001	10.000	7.883	0

Lord Abbett Series Fund International	04	2005	10.631	13.288	28,599
Lord Abbett Series Fund International	04	2004	8.924	10.631	38,475
Lord Abbett Series Fund International	04	2003	6.401	8.924	20,496
Lord Abbett Series Fund International	04	2002	7.880	6.401	17,845
Lord Abbett Series Fund International	04	2001	10.000	7.880	2,053

Lord Abbett Series Fund International	05	2005	10.591	13.225	66,241
Lord Abbett Series Fund International	05	2004	8.899	10.591	73,168
Lord Abbett Series Fund International	05	2003	6.390	8.899	35,039
Lord Abbett Series Fund International	05	2002	7.875	6.390	35,230
Lord Abbett Series Fund International	05	2001	10.000	7.875	17,920

Lord Abbett Series Fund International	06	2005	10.532	13.131	37,818
Lord Abbett Series Fund International	06	2004	8.863	10.532	38,260
Lord Abbett Series Fund International	06	2003	6.373	8.863	15,428
Lord Abbett Series Fund International	06	2002	7.867	6.373	16,560
Lord Abbett Series Fund International	06	2001	10.000	7.867	4,349

Lord Abbett Series Fund Mid Cap Value	01	2005	14.088	15.094	13,649
Lord Abbett Series Fund Mid Cap Value	01	2004	11.472	14.088	10,820
Lord Abbett Series Fund Mid Cap Value	01	2003	9.289	11.472	14,511
Lord Abbett Series Fund Mid Cap Value	01	2002	10.400	9.289	12,184
Lord Abbett Series Fund Mid Cap Value	01	2001	10.000	10.400	0

Lord Abbett Series Fund Mid Cap Value	02	2005	14.010	14.988	612,503
Lord Abbett Series Fund Mid Cap Value	02	2004	11.426	14.010	655,846
Lord Abbett Series Fund Mid Cap Value	02	2003	9.265	11.426	648,163
Lord Abbett Series Fund Mid Cap Value	02	2002	10.390	9.265	462,334
Lord Abbett Series Fund Mid Cap Value	02	2001	10.000	10.390	236,646

Lord Abbett Series Fund Mid Cap Value	03	2005	13.958	14.917	22,192
Lord Abbett Series Fund Mid Cap Value	03	2004	11.395	13.958	17,056
Lord Abbett Series Fund Mid Cap Value	03	2003	9.250	11.395	18,016
Lord Abbett Series Fund Mid Cap Value	03	2002	10.383	9.250	16,386
Lord Abbett Series Fund Mid Cap Value	03	2001	10.000	10.383	5,016

Lord Abbett Series Fund Mid Cap Value	04	2005	13.932	14.882	530,378
Lord Abbett Series Fund Mid Cap Value	04	2004	11.380	13.932	546,081
Lord Abbett Series Fund Mid Cap Value	04	2003	9.242	11.380	545,142
Lord Abbett Series Fund Mid Cap Value	04	2002	10.379	9.242	461,825
Lord Abbett Series Fund Mid Cap Value	04	2001	10.000	10.379	222,090

Lord Abbett Series Fund Mid Cap Value	05	2005	13.880	14.811	761,317
Lord Abbett Series Fund Mid Cap Value	05	2004	11.349	13.880	735,287
Lord Abbett Series Fund Mid Cap Value	05	2003	9.226	11.349	670,655
Lord Abbett Series Fund Mid Cap Value	05	2002	10.372	9.226	574,297
Lord Abbett Series Fund Mid Cap Value	05	2001	10.000	10.372	278,605

Lord Abbett Series Fund Mid Cap Value	06	2005	13.803	14.707	666,760
Lord Abbett Series Fund Mid Cap Value	06	2004	11.303	13.803	682,276
Lord Abbett Series Fund Mid Cap Value	06	2003	9.203	11.303	657,076
Lord Abbett Series Fund Mid Cap Value	06	2002	10.361	9.203	605,153
Lord Abbett Series Fund Mid Cap Value	06	2001	10.000	10.361	224,493

MFS Capital Appreciation	01	2005	5.391	5.386	0
MFS Capital Appreciation	01	2004	4.905	5.391	0
MFS Capital Appreciation	01	2003	3.849	4.905	0
MFS Capital Appreciation	01	2002	5.750	3.849	22,443
MFS Capital Appreciation	01	2001	7.778	5.750	26,572
MFS Capital Appreciation	01	2000	10.000	7.778	0

MFS Capital Appreciation	02	2005	5.354	5.341	75,894
MFS Capital Appreciation	02	2004	4.879	5.354	87,767
MFS Capital Appreciation	02	2003	3.835	4.879	107,156
MFS Capital Appreciation	02	2002	5.738	3.835	119,214
MFS Capital Appreciation	02	2001	7.772	5.738	162,028
MFS Capital Appreciation	02	2000	10.000	7.772	77,731

MFS Capital Appreciation	03	2005	5.330	5.312	31,810
MFS Capital Appreciation	03	2004	4.862	5.330	31,810
MFS Capital Appreciation	03	2003	3.825	4.862	31,810
MFS Capital Appreciation	03	2002	5.729	3.825	31,810
MFS Capital Appreciation	03	2001	7.769	5.729	31,810
MFS Capital Appreciation	03	2000	10.000	7.769	31,811

MFS Capital Appreciation	04	2005	5.318	5.297	147,423
MFS Capital Appreciation	04	2004	4.853	5.318	181,270
MFS Capital Appreciation	04	2003	3.820	4.853	196,110
MFS Capital Appreciation	04	2002	5.725	3.820	223,556
MFS Capital Appreciation	04	2001	7.767	5.725	294,658
MFS Capital Appreciation	04	2000	10.000	7.767	137,695

MFS Capital Appreciation	05	2005	5.294	5.268	167,599
MFS Capital Appreciation	05	2004	4.836	5.294	231,921
MFS Capital Appreciation	05	2003	3.811	4.836	260,017
MFS Capital Appreciation	05	2002	5.716	3.811	284,178
MFS Capital Appreciation	05	2001	7.764	5.716	336,923
MFS Capital Appreciation	05	2000	10.000	7.764	111,529

MFS Capital Appreciation	06	2005	5.258	5.224	100,043
MFS Capital Appreciation	06	2004	4.811	5.258	144,067
MFS Capital Appreciation	06	2003	3.797	4.811	194,909
MFS Capital Appreciation	06	2002	5.704	3.797	207,761
MFS Capital Appreciation	06	2001	7.758	5.704	250,825
MFS Capital Appreciation	06	2000	10.000	7.758	91,422

MFS Emerging Growth	01	2005	4.787	5.172	0
MFS Emerging Growth	01	2004	4.270	4.787	0
MFS Emerging Growth	01	2003	3.280	4.270	0
MFS Emerging Growth	01	2002	5.033	3.280	0
MFS Emerging Growth	01	2001	7.772	5.033	0
MFS Emerging Growth	01	2000	10.000	7.772	0

MFS Emerging Growth	02	2005	4.754	5.129	161,009
MFS Emerging Growth	02	2004	4.247	4.754	192,301
MFS Emerging Growth	02	2003	3.268	4.247	221,381
MFS Emerging Growth	02	2002	5.022	3.268	201,852
MFS Emerging Growth	02	2001	7.767	5.022	311,245
MFS Emerging Growth	02	2000	10.000	7.767	172,848

MFS Emerging Growth	03	2005	4.733	5.101	46,626
MFS Emerging Growth	03	2004	4.233	4.733	46,626
MFS Emerging Growth	03	2003	3.260	4.233	46,626
MFS Emerging Growth	03	2002	5.015	3.260	46,626
MFS Emerging Growth	03	2001	7.763	5.015	56,830
MFS Emerging Growth	03	2000	10.000	7.763	46,626

MFS Emerging Growth	04	2005	4.722	5.087	238,645
MFS Emerging Growth	04	2004	4.225	4.722	290,052
MFS Emerging Growth	04	2003	3.255	4.225	332,296
MFS Emerging Growth	04	2002	5.011	3.255	390,032
MFS Emerging Growth	04	2001	7.761	5.011	535,421
MFS Emerging Growth	04	2000	10.000	7.761	260,438

MFS Emerging Growth	05	2005	4.701	5.059	451,526
MFS Emerging Growth	05	2004	4.210	4.701	546,238
MFS Emerging Growth	05	2003	3.247	4.210	643,094
MFS Emerging Growth	05	2002	5.003	3.247	715,518
MFS Emerging Growth	05	2001	7.758	5.003	917,385
MFS Emerging Growth	05	2000	10.000	7.758	439,010

MFS Emerging Growth	06	2005	4.669	5.017	110,038
MFS Emerging Growth	06	2004	4.188	4.669	145,824
MFS Emerging Growth	06	2003	3.235	4.188	200,332
MFS Emerging Growth	06	2002	4.992	3.235	225,151
MFS Emerging Growth	06	2001	7.752	4.992	284,473
MFS Emerging Growth	06	2000	10.000	7.752	142,901

MFS Government Securities	01	2005	12.866	13.031	0
MFS Government Securities	01	2004	12.525	12.866	0
MFS Government Securities	01	2003	12.385	12.525	44,974
MFS Government Securities	01	2002	11.393	12.385	46,686
MFS Government Securities	01	2001	10.711	11.393	14,994
MFS Government Securities	01	2000	10.000	10.711	0

MFS Government Securities	02	2005	12.779	12.923	201,956
MFS Government Securities	02	2004	12.459	12.779	223,749
MFS Government Securities	02	2003	12.339	12.459	294,674
MFS Government Securities	02	2002	11.368	12.339	345,903
MFS Government Securities	02	2001	10.704	11.368	270,869
MFS Government Securities	02	2000	10.000	10.704	39,960

MFS Government Securities	03	2005	12.721	12.852	0
MFS Government Securities	03	2004	12.416	12.721	0
MFS Government Securities	03	2003	12.308	12.416	5,178
MFS Government Securities	03	2002	11.351	12.308	15,741
MFS Government Securities	03	2001	10.699	11.351	0
MFS Government Securities	03	2000	10.000	10.699	0

MFS Government Securities	04	2005	12.693	12.817	94,360
MFS Government Securities	04	2004	12.394	12.693	140,598
MFS Government Securities	04	2003	12.293	12.394	234,747
MFS Government Securities	04	2002	11.343	12.293	431,106
MFS Government Securities	04	2001	10.696	11.343	277,395
MFS Government Securities	04	2000	10.000	10.696	18,410

MFS Government Securities	05	2005	12.635	12.746	328,604
MFS Government Securities	05	2004	12.351	12.635	397,464
MFS Government Securities	05	2003	12.263	12.351	480,517
MFS Government Securities	05	2002	11.326	12.263	635,526
MFS Government Securities	05	2001	10.691	11.326	427,113
MFS Government Securities	05	2000	10.000	10.691	28,193

MFS Government Securities	06	2005	12.550	12.640	152,149
MFS Government Securities	06	2004	12.286	12.550	186,701
MFS Government Securities	06	2003	12.217	12.286	240,134
MFS Government Securities	06	2002	11.301	12.217	354,960
MFS Government Securities	06	2001	10.684	11.301	241,877
MFS Government Securities	06	2000	10.000	10.684	1,703

MFS High Yield	01	2005	12.290	12.434	0
MFS High Yield	01	2004	11.333	12.290	0
MFS High Yield	01	2003	9.426	11.333	0
MFS High Yield	01	2002	9.271	9.426	0
MFS High Yield	01	2001	9.204	9.271	0
MFS High Yield	01	2000	10.000	9.204	0

MFS High Yield	02	2005	12.207	12.332	160,244
MFS High Yield	02	2004	11.273	12.207	169,686
MFS High Yield	02	2003	9.391	11.273	186,208
MFS High Yield	02	2002	9.250	9.391	211,309
MFS High Yield	02	2001	9.197	9.250	286,879
MFS High Yield	02	2000	10.000	9.197	31,852

MFS High Yield	03	2005	12.152	12.264	0
MFS High Yield	03	2004	11.234	12.152	73,878
MFS High Yield	03	2003	9.368	11.234	80,214
MFS High Yield	03	2002	9.237	9.368	50,183
MFS High Yield	03	2001	9.193	9.237	11,033
MFS High Yield	03	2000	10.000	9.193	0

MFS High Yield	04	2005	12.124	12.230	122,439
MFS High Yield	04	2004	11.214	12.124	148,454
MFS High Yield	04	2003	9.356	11.214	174,560
MFS High Yield	04	2002	9.230	9.356	143,397
MFS High Yield	04	2001	9.191	9.230	296,337
MFS High Yield	04	2000	10.000	9.191	44,961

MFS High Yield	05	2005	12.070	12.162	161,072
MFS High Yield	05	2004	11.175	12.070	192,272
MFS High Yield	05	2003	9.333	11.175	222,015
MFS High Yield	05	2002	9.216	9.333	226,002
MFS High Yield	05	2001	9.187	9.216	443,200
MFS High Yield	05	2000	10.000	9.187	67,901

MFS High Yield	06	2005	11.988	12.062	61,591
MFS High Yield	06	2004	11.116	11.988	80,437
MFS High Yield	06	2003	9.298	11.116	85,102
MFS High Yield	06	2002	9.196	9.298	65,178
MFS High Yield	06	2001	9.180	9.196	150,240
MFS High Yield	06	2000	10.000	9.180	15,842

MFS Utilities	01	2005	9.538	11.076	0
MFS Utilities	01	2004	7.390	9.538	0
MFS Utilities	01	2003	5.478	7.390	0
MFS Utilities	01	2002	7.267	5.478	0
MFS Utilities	01	2001	9.699	7.267	0
MFS Utilities	01	2000	10.000	9.699	0

MFS Utilities	02	2005	9.473	10.984	143,550
MFS Utilities	02	2004	7.351	9.473	150,805
MFS Utilities	02	2003	5.458	7.351	181,859
MFS Utilities	02	2002	7.251	5.458	171,362
MFS Utilities	02	2001	9.692	7.251	251,743
MFS Utilities	02	2000	10.000	9.692	86,311

MFS Utilities	03	2005	9.431	10.924	23,829
MFS Utilities	03	2004	7.325	9.431	23,829
MFS Utilities	03	2003	5.444	7.325	23,829
MFS Utilities	03	2002	7.240	5.444	23,829
MFS Utilities	03	2001	9.687	7.240	51,498
MFS Utilities	03	2000	10.000	9.687	23,829

MFS Utilities	04	2005	9.409	10.893	226,392
MFS Utilities	04	2004	7.313	9.409	262,865
MFS Utilities	04	2003	5.437	7.313	300,753
MFS Utilities	04	2002	7.235	5.437	331,405
MFS Utilities	04	2001	9.685	7.235	467,748
MFS Utilities	04	2000	10.000	9.685	125,061

MFS Utilities	05	2005	9.367	10.833	279,094
MFS Utilities	05	2004	7.287	9.367	344,484
MFS Utilities	05	2003	5.424	7.287	340,193
MFS Utilities	05	2002	7.224	5.424	378,852
MFS Utilities	05	2001	9.681	7.224	607,648
MFS Utilities	05	2000	10.000	9.681	144,204

MFS Utilities	06	2005	9.304	10.744	159,090
MFS Utilities	06	2004	7.249	9.304	172,611
MFS Utilities	06	2003	5.404	7.249	206,340
MFS Utilities	06	2002	7.208	5.404	206,402
MFS Utilities	06	2001	9.674	7.208	225,694
MFS Utilities	06	2000	10.000	9.674	23,830

MFS/Sun Life Capital Appreciation Series S Class	01	2005	9.053	9.020	0
MFS/Sun Life Capital Appreciation Series S Class	01	2004	8.255	9.053	0
MFS/Sun Life Capital Appreciation Series S Class	01	2003	6.496	8.255	0
MFS/Sun Life Capital Appreciation Series S Class	01	2002	9.730	6.496	0
MFS/Sun Life Capital Appreciation Series S Class	01	2001	10.000	9.730	0

MFS/Sun Life Capital Appreciation Series S Class	02	2005	9.007	8.960	14,031
MFS/Sun Life Capital Appreciation Series S Class	02	2004	8.225	9.007	16,252
MFS/Sun Life Capital Appreciation Series S Class	02	2003	6.483	8.225	24,128
MFS/Sun Life Capital Appreciation Series S Class	02	2002	9.725	6.483	24,378
MFS/Sun Life Capital Appreciation Series S Class	02	2001	10.000	9.725	12,482

MFS/Sun Life Capital Appreciation Series S Class	03	2005	8.977	8.921	0
MFS/Sun Life Capital Appreciation Series S Class	03	2004	8.206	8.977	0
MFS/Sun Life Capital Appreciation Series S Class	03	2003	6.474	8.206	0
MFS/Sun Life Capital Appreciation Series S Class	03	2002	9.722	6.474	0
MFS/Sun Life Capital Appreciation Series S Class	03	2001	10.000	9.722	0

MFS/Sun Life Capital Appreciation Series S Class	04	2005	8.961	8.901	21,701
MFS/Sun Life Capital Appreciation Series S Class	04	2004	8.196	8.961	33,971
MFS/Sun Life Capital Appreciation Series S Class	04	2003	6.470	8.196	35,607
MFS/Sun Life Capital Appreciation Series S Class	04	2002	9.720	6.470	27,405
MFS/Sun Life Capital Appreciation Series S Class	04	2001	10.000	9.720	13,291

MFS/Sun Life Capital Appreciation Series S Class	05	2005	8.931	8.862	20,612
MFS/Sun Life Capital Appreciation Series S Class	05	2004	8.177	8.931	35,437
MFS/Sun Life Capital Appreciation Series S Class	05	2003	6.461	8.177	23,035
MFS/Sun Life Capital Appreciation Series S Class	05	2002	9.716	6.461	22,197
MFS/Sun Life Capital Appreciation Series S Class	05	2001	10.000	9.716	6,533

MFS/Sun Life Capital Appreciation Series S Class	06	2005	8.886	8.804	21,255
MFS/Sun Life Capital Appreciation Series S Class	06	2004	8.147	8.886	27,694
MFS/Sun Life Capital Appreciation Series S Class	06	2003	6.448	8.147	29,639
MFS/Sun Life Capital Appreciation Series S Class	06	2002	9.711	6.448	35,317
MFS/Sun Life Capital Appreciation Series S Class	06	2001	10.000	9.711	25,479

MFS/Sun Life Emerging Growth Series S Class	01	2005	9.174	9.891	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	8.203	9.174	0
MFS/Sun Life Emerging Growth Series S Class	01	2003	6.319	8.203	0
MFS/Sun Life Emerging Growth Series S Class	01	2002	9.723	6.319	0
MFS/Sun Life Emerging Growth Series S Class	01	2001	10.000	9.723	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	9.127	9.826	90,561
MFS/Sun Life Emerging Growth Series S Class	02	2004	8.174	9.127	93,994
MFS/Sun Life Emerging Growth Series S Class	02	2003	6.306	8.174	99,042
MFS/Sun Life Emerging Growth Series S Class	02	2002	9.717	6.306	31,501
MFS/Sun Life Emerging Growth Series S Class	02	2001	10.000	9.717	22,622

MFS/Sun Life Emerging Growth Series S Class	03	2005	9.097	9.783	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	8.155	9.097	0
MFS/Sun Life Emerging Growth Series S Class	03	2003	6.297	8.155	0
MFS/Sun Life Emerging Growth Series S Class	03	2002	9.714	6.297	0
MFS/Sun Life Emerging Growth Series S Class	03	2001	10.000	9.714	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	9.081	9.761	18,115
MFS/Sun Life Emerging Growth Series S Class	04	2004	8.145	9.081	34,124
MFS/Sun Life Emerging Growth Series S Class	04	2003	6.293	8.145	31,806
MFS/Sun Life Emerging Growth Series S Class	04	2002	9.712	6.293	17,044
MFS/Sun Life Emerging Growth Series S Class	04	2001	10.000	9.712	8,995

MFS/Sun Life Emerging Growth Series S Class	05	2005	9.050	9.718	17,846
MFS/Sun Life Emerging Growth Series S Class	05	2004	8.126	9.050	21,035
MFS/Sun Life Emerging Growth Series S Class	05	2003	6.284	8.126	23,236
MFS/Sun Life Emerging Growth Series S Class	05	2002	9.709	6.284	22,735
MFS/Sun Life Emerging Growth Series S Class	05	2001	10.000	9.709	8,919

MFS/Sun Life Emerging Growth Series S Class	06	2005	9.004	9.654	15,663
MFS/Sun Life Emerging Growth Series S Class	06	2004	8.097	9.004	25,239
MFS/Sun Life Emerging Growth Series S Class	06	2003	6.271	8.097	24,725
MFS/Sun Life Emerging Growth Series S Class	06	2002	9.704	6.271	26,522
MFS/Sun Life Emerging Growth Series S Class	06	2001	10.000	9.704	11,204

MFS/Sun Life Government Securities Series S Class	01	2005	11.354	11.466	20,657
MFS/Sun Life Government Securities Series S Class	01	2004	11.075	11.354	19,858
MFS/Sun Life Government Securities Series S Class	01	2003	10.982	11.075	56,258
MFS/Sun Life Government Securities Series S Class	01	2002	10.129	10.982	36,582
MFS/Sun Life Government Securities Series S Class	01	2001	10.000	10.129	0

MFS/Sun Life Government Securities Series S Class	02	2005	11.296	11.390	240,881
MFS/Sun Life Government Securities Series S Class	02	2004	11.036	11.296	302,051
MFS/Sun Life Government Securities Series S Class	02	2003	10.959	11.036	394,959
MFS/Sun Life Government Securities Series S Class	02	2002	10.124	10.959	511,101
MFS/Sun Life Government Securities Series S Class	02	2001	10.000	10.124	90,021

MFS/Sun Life Government Securities Series S Class	03	2005	11.258	11.340	15,282
MFS/Sun Life Government Securities Series S Class	03	2004	11.010	11.258	16,226
MFS/Sun Life Government Securities Series S Class	03	2003	10.944	11.010	17,227
MFS/Sun Life Government Securities Series S Class	03	2002	10.120	10.944	18,360
MFS/Sun Life Government Securities Series S Class	03	2001	10.000	10.120	0

MFS/Sun Life Government Securities Series S Class	04	2005	11.239	11.316	186,766
MFS/Sun Life Government Securities Series S Class	04	2004	10.997	11.239	227,813
MFS/Sun Life Government Securities Series S Class	04	2003	10.937	10.997	325,189
MFS/Sun Life Government Securities Series S Class	04	2002	10.118	10.937	421,874
MFS/Sun Life Government Securities Series S Class	04	2001	10.000	10.118	57,095

MFS/Sun Life Government Securities Series S Class	05	2005	11.201	11.266	169,186
MFS/Sun Life Government Securities Series S Class	05	2004	10.971	11.201	202,312
MFS/Sun Life Government Securities Series S Class	05	2003	10.922	10.971	255,106
MFS/Sun Life Government Securities Series S Class	05	2002	10.115	10.922	280,130
MFS/Sun Life Government Securities Series S Class	05	2001	10.000	10.115	20,626

MFS/Sun Life Government Securities Series S Class	06	2005	11.144	11.192	248,925
MFS/Sun Life Government Securities Series S Class	06	2004	10.931	11.144	284,003
MFS/Sun Life Government Securities Series S Class	06	2003	10.900	10.931	335,483
MFS/Sun Life Government Securities Series S Class	06	2002	10.110	10.900	443,454
MFS/Sun Life Government Securities Series S Class	06	2001	10.000	10.110	55,222

MFS/Sun Life High Yield Series S Class	01	2005	13.023	13.143	12,021
MFS/Sun Life High Yield Series S Class	01	2004	12.028	13.023	11,555
MFS/Sun Life High Yield Series S Class	01	2003	10.024	12.028	11,463
MFS/Sun Life High Yield Series S Class	01	2002	9.896	10.024	0
MFS/Sun Life High Yield Series S Class	01	2001	10.000	9.896	0

MFS/Sun Life High Yield Series S Class	02	2005	12.957	13.056	83,006
MFS/Sun Life High Yield Series S Class	02	2004	11.985	12.957	105,080
MFS/Sun Life High Yield Series S Class	02	2003	10.003	11.985	123,778
MFS/Sun Life High Yield Series S Class	02	2002	9.891	10.003	117,914
MFS/Sun Life High Yield Series S Class	02	2001	10.000	9.891	39,706

MFS/Sun Life High Yield Series S Class	03	2005	12.913	12.999	17,042
MFS/Sun Life High Yield Series S Class	03	2004	11.957	12.913	18,095
MFS/Sun Life High Yield Series S Class	03	2003	9.990	11.957	19,211
MFS/Sun Life High Yield Series S Class	03	2002	9.887	9.990	20,475
MFS/Sun Life High Yield Series S Class	03	2001	10.000	9.887	0

MFS/Sun Life High Yield Series S Class	04	2005	12.892	12.971	95,823
MFS/Sun Life High Yield Series S Class	04	2004	11.943	12.892	101,002
MFS/Sun Life High Yield Series S Class	04	2003	9.983	11.943	174,541
MFS/Sun Life High Yield Series S Class	04	2002	9.886	9.983	151,233
MFS/Sun Life High Yield Series S Class	04	2001	10.000	9.886	44,929

MFS/Sun Life High Yield Series S Class	05	2005	12.848	12.914	75,618
MFS/Sun Life High Yield Series S Class	05	2004	11.914	12.848	79,072
MFS/Sun Life High Yield Series S Class	05	2003	9.969	11.914	85,996
MFS/Sun Life High Yield Series S Class	05	2002	9.882	9.969	83,942
MFS/Sun Life High Yield Series S Class	05	2001	10.000	9.882	25,150

MFS/Sun Life High Yield Series S Class	06	2005	12.783	12.828	88,044
MFS/Sun Life High Yield Series S Class	06	2004	11.872	12.783	104,111
MFS/Sun Life High Yield Series S Class	06	2003	9.949	11.872	114,133
MFS/Sun Life High Yield Series S Class	06	2002	9.877	9.949	105,349
MFS/Sun Life High Yield Series S Class	06	2001	10.000	9.877	50,617

MFS/Sun Life Massachusetts Investors Growth Series	01	2005	6.022	6.223	0
MFS/Sun Life Massachusetts Investors Growth Series	01	2004	5.550	6.022	16,565
MFS/Sun Life Massachusetts Investors Growth Series	01	2003	4.543	5.550	16,565
MFS/Sun Life Massachusetts Investors Growth Series	01	2002	6.379	4.543	37,264
MFS/Sun Life Massachusetts Investors Growth Series	01	2001	8.580	6.379	41,072
MFS/Sun Life Massachusetts Investors Growth Series	01	2000	10.000	8.580	2,847

MFS/Sun Life Massachusetts Investors Growth Series	02	2005	5.982	6.172	324,564
MFS/Sun Life Massachusetts Investors Growth Series	02	2004	5.521	5.982	420,832
MFS/Sun Life Massachusetts Investors Growth Series	02	2003	4.526	5.521	451,301
MFS/Sun Life Massachusetts Investors Growth Series	02	2002	6.365	4.526	504,453
MFS/Sun Life Massachusetts Investors Growth Series	02	2001	8.574	6.365	616,865
MFS/Sun Life Massachusetts Investors Growth Series	02	2000	10.000	8.574	129,303

MFS/Sun Life Massachusetts Investors Growth Series	03	2005	5.955	6.138	41,225
MFS/Sun Life Massachusetts Investors Growth Series	03	2004	5.502	5.955	41,225
MFS/Sun Life Massachusetts Investors Growth Series	03	2003	4.515	5.502	41,225
MFS/Sun Life Massachusetts Investors Growth Series	03	2002	6.356	4.515	41,225
MFS/Sun Life Massachusetts Investors Growth Series	03	2001	8.570	6.356	41,225
MFS/Sun Life Massachusetts Investors Growth Series	03	2000	10.000	8.570	41,225

MFS/Sun Life Massachusetts Investors Growth Series	04	2005	5.941	6.121	361,578
MFS/Sun Life Massachusetts Investors Growth Series	04	2004	5.492	5.941	431,616
MFS/Sun Life Massachusetts Investors Growth Series	04	2003	4.510	5.492	504,226
MFS/Sun Life Massachusetts Investors Growth Series	04	2002	6.351	4.510	582,362
MFS/Sun Life Massachusetts Investors Growth Series	04	2001	8.568	6.351	689,060
MFS/Sun Life Massachusetts Investors Growth Series	04	2000	10.000	8.568	161,937

MFS/Sun Life Massachusetts Investors Growth Series	05	2005	5.914	6.087	607,971
MFS/Sun Life Massachusetts Investors Growth Series	05	2004	5.473	5.914	752,485
MFS/Sun Life Massachusetts Investors Growth Series	05	2003	4.498	5.473	915,057
MFS/Sun Life Massachusetts Investors Growth Series	05	2002	6.341	4.498	1,006,081
MFS/Sun Life Massachusetts Investors Growth Series	05	2001	8.564	6.341	1,304,066
MFS/Sun Life Massachusetts Investors Growth Series	05	2000	10.000	8.564	309,307

MFS/Sun Life Massachusetts Investors Growth Series	06	2005	5.874	6.036	287,378
MFS/Sun Life Massachusetts Investors Growth Series	06	2004	5.444	5.874	304,007
MFS/Sun Life Massachusetts Investors Growth Series	06	2003	4.481	5.444	347,611
MFS/Sun Life Massachusetts Investors Growth Series	06	2002	6.327	4.481	371,780
MFS/Sun Life Massachusetts Investors Growth Series	06	2001	8.558	6.327	430,921
MFS/Sun Life Massachusetts Investors Growth Series	06	2000	10.000	8.558	181,314

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	9.168	9.453	24,665
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	8.468	9.168	24,928
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	6.963	8.468	24,693
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	9.784	6.963	31,958
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2001	10.000	9.784	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	9.121	9.391	127,363
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	8.438	9.121	144,015
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	6.949	8.438	159,073
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	9.779	6.949	142,183
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2001	10.000	9.779	65,311

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	9.090	9.350	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	8.418	9.090	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	6.939	8.418	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	9.776	6.939	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2001	10.000	9.776	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	9.075	9.329	97,099
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	8.408	9.075	111,988
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	6.934	8.408	121,456
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	9.774	6.934	119,889
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2001	10.000	9.774	33,764

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	9.044	9.288	93,054
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	8.388	9.044	100,573
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2003	6.925	8.388	108,571
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2002	9.770	6.925	95,787
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2001	10.000	9.770	24,799

MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2005	8.998	9.227	197,475
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2004	8.358	8.998	210,928
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2003	6.911	8.358	231,830
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2002	9.765	6.911	237,736
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2001	10.000	9.765	73,389

MFS/Sun Life Massachusetts Investors Trust Series	01	2005	8.421	8.980	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2004	7.596	8.421	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2003	6.246	7.596	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2002	8.010	6.246	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2001	9.601	8.010	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2000	10.000	9.601	0

MFS/Sun Life Massachusetts Investors Trust Series	02	2005	8.364	8.905	165,819
MFS/Sun Life Massachusetts Investors Trust Series	02	2004	7.556	8.364	225,036
MFS/Sun Life Massachusetts Investors Trust Series	02	2003	6.223	7.556	244,006
MFS/Sun Life Massachusetts Investors Trust Series	02	2002	7.992	6.223	266,985
MFS/Sun Life Massachusetts Investors Trust Series	02	2001	9.595	7.992	295,420
MFS/Sun Life Massachusetts Investors Trust Series	02	2000	10.000	9.595	72,001

MFS/Sun Life Massachusetts Investors Trust Series	03	2005	8.327	8.856	0
MFS/Sun Life Massachusetts Investors Trust Series	03	2004	7.530	8.327	0
MFS/Sun Life Massachusetts Investors Trust Series	03	2003	6.208	7.530	0
MFS/Sun Life Massachusetts Investors Trust Series	03	2002	7.980	6.208	0
MFS/Sun Life Massachusetts Investors Trust Series	03	2001	9.591	7.980	8,601
MFS/Sun Life Massachusetts Investors Trust Series	03	2000	10.000	9.591	0

MFS/Sun Life Massachusetts Investors Trust Series	04	2005	8.308	8.832	171,309
MFS/Sun Life Massachusetts Investors Trust Series	04	2004	7.517	8.308	193,615
MFS/Sun Life Massachusetts Investors Trust Series	04	2003	6.200	7.517	204,033
MFS/Sun Life Massachusetts Investors Trust Series	04	2002	7.974	6.200	226,747
MFS/Sun Life Massachusetts Investors Trust Series	04	2001	9.588	7.974	296,697
MFS/Sun Life Massachusetts Investors Trust Series	04	2000	10.000	9.588	75,067

MFS/Sun Life Massachusetts Investors Trust Series	05	2005	8.270	8.783	381,339
MFS/Sun Life Massachusetts Investors Trust Series	05	2004	7.490	8.270	472,342
MFS/Sun Life Massachusetts Investors Trust Series	05	2003	6.184	7.490	557,092
MFS/Sun Life Massachusetts Investors Trust Series	05	2002	7.962	6.184	580,254
MFS/Sun Life Massachusetts Investors Trust Series	05	2001	9.584	7.962	710,652
MFS/Sun Life Massachusetts Investors Trust Series	05	2000	10.000	9.584	146,370

MFS/Sun Life Massachusetts Investors Trust Series	06	2005	8.214	8.711	120,146
MFS/Sun Life Massachusetts Investors Trust Series	06	2004	7.451	8.214	141,029
MFS/Sun Life Massachusetts Investors Trust Series	06	2003	6.161	7.451	168,084
MFS/Sun Life Massachusetts Investors Trust Series	06	2002	7.945	6.161	185,099
MFS/Sun Life Massachusetts Investors Trust Series	06	2001	9.577	7.945	216,653
MFS/Sun Life Massachusetts Investors Trust Series	06	2000	10.000	9.577	68,760

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.101	10.742	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	9.131	10.101	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2003	7.532	9.131	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2002	9.679	7.532	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2001	10.000	9.679	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.050	10.672	86,237
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	9.099	10.050	108,482
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2003	7.517	9.099	114,807
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2002	9.674	7.517	111,974
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2001	10.000	9.674	35,067

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.016	10.625	10,828
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	9.077	10.016	10,828
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2003	7.507	9.077	10,828
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2002	9.671	7.507	10,828
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2001	10.000	9.671	7,107

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	9.999	10.601	62,943
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	9.066	9.999	68,795
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2003	7.502	9.066	50,388
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2002	9.669	7.502	44,599
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2001	10.000	9.669	12,603

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	9.965	10.555	48,302
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	9.045	9.965	44,085
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2003	7.491	9.045	45,790
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2002	9.666	7.491	49,378
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2001	10.000	9.666	19,810

MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2005	9.914	10.485	73,155
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2004	9.013	9.914	74,684
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2003	7.476	9.013	85,130
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2002	9.661	7.476	85,290
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2001	10.000	9.661	37,370

MFS/Sun Life New Discovery Series S Class	01	2005	9.613	9.989	15,616
MFS/Sun Life New Discovery Series S Class	01	2004	9.057	9.613	15,905
MFS/Sun Life New Discovery Series S Class	01	2003	6.776	9.057	15,471
MFS/Sun Life New Discovery Series S Class	01	2002	10.317	6.776	8,310
MFS/Sun Life New Discovery Series S Class	01	2001	10.000	10.317	0

MFS/Sun Life New Discovery Series S Class	02	2005	9.564	9.923	360,556
MFS/Sun Life New Discovery Series S Class	02	2004	9.025	9.564	402,435
MFS/Sun Life New Discovery Series S Class	02	2003	6.762	9.025	411,586
MFS/Sun Life New Discovery Series S Class	02	2002	10.312	6.762	305,373
MFS/Sun Life New Discovery Series S Class	02	2001	10.000	10.312	38,803

MFS/Sun Life New Discovery Series S Class	03	2005	9.532	9.880	25,330
MFS/Sun Life New Discovery Series S Class	03	2004	9.003	9.532	33,066
MFS/Sun Life New Discovery Series S Class	03	2003	6.753	9.003	32,200
MFS/Sun Life New Discovery Series S Class	03	2002	10.308	6.753	28,158
MFS/Sun Life New Discovery Series S Class	03	2001	10.000	10.308	0

MFS/Sun Life New Discovery Series S Class	04	2005	9.516	9.858	251,798
MFS/Sun Life New Discovery Series S Class	04	2004	8.993	9.516	289,832
MFS/Sun Life New Discovery Series S Class	04	2003	6.748	8.993	288,784
MFS/Sun Life New Discovery Series S Class	04	2002	10.306	6.748	232,437
MFS/Sun Life New Discovery Series S Class	04	2001	10.000	10.306	34,845

MFS/Sun Life New Discovery Series S Class	05	2005	9.484	9.815	290,367
MFS/Sun Life New Discovery Series S Class	05	2004	8.971	9.484	325,297
MFS/Sun Life New Discovery Series S Class	05	2003	6.739	8.971	300,630
MFS/Sun Life New Discovery Series S Class	05	2002	10.303	6.739	230,445
MFS/Sun Life New Discovery Series S Class	05	2001	10.000	10.303	20,876

MFS/Sun Life New Discovery Series S Class	06	2005	9.435	9.750	438,797
MFS/Sun Life New Discovery Series S Class	06	2004	8.939	9.435	494,826
MFS/Sun Life New Discovery Series S Class	06	2003	6.725	8.939	483,811
MFS/Sun Life New Discovery Series S Class	06	2002	10.297	6.725	415,023
MFS/Sun Life New Discovery Series S Class	06	2001	10.000	10.297	60,891

MFS/Sun Life Series Trust New Discovery Series	01	2005	7.583	7.898	0
MFS/Sun Life Series Trust New Discovery Series	01	2004	7.126	7.583	15,575
MFS/Sun Life Series Trust New Discovery Series	01	2003	5.321	7.126	21,066
MFS/Sun Life Series Trust New Discovery Series	01	2002	8.077	5.321	15,575
MFS/Sun Life Series Trust New Discovery Series	01	2001	8.599	8.077	15,575
MFS/Sun Life Series Trust New Discovery Series	01	2000	10.000	8.599	3,013

MFS/Sun Life Series Trust New Discovery Series	02	2005	7.532	7.833	353,005
MFS/Sun Life Series Trust New Discovery Series	02	2004	7.089	7.532	422,773
MFS/Sun Life Series Trust New Discovery Series	02	2003	5.301	7.089	443,077
MFS/Sun Life Series Trust New Discovery Series	02	2002	8.059	5.301	500,035
MFS/Sun Life Series Trust New Discovery Series	02	2001	8.593	8.059	287,902
MFS/Sun Life Series Trust New Discovery Series	02	2000	10.000	8.593	108,572

MFS/Sun Life Series Trust New Discovery Series	03	2005	7.498	7.790	88,080
MFS/Sun Life Series Trust New Discovery Series	03	2004	7.064	7.498	77,423
MFS/Sun Life Series Trust New Discovery Series	03	2003	5.288	7.064	74,001
MFS/Sun Life Series Trust New Discovery Series	03	2002	8.047	5.288	74,134
MFS/Sun Life Series Trust New Discovery Series	03	2001	8.589	8.047	74,267
MFS/Sun Life Series Trust New Discovery Series	03	2000	10.000	8.589	74,514

MFS/Sun Life Series Trust New Discovery Series	04	2005	7.481	7.768	435,124
MFS/Sun Life Series Trust New Discovery Series	04	2004	7.052	7.481	479,125
MFS/Sun Life Series Trust New Discovery Series	04	2003	5.281	7.052	530,405
MFS/Sun Life Series Trust New Discovery Series	04	2002	8.041	5.281	535,192
MFS/Sun Life Series Trust New Discovery Series	04	2001	8.587	8.041	317,108
MFS/Sun Life Series Trust New Discovery Series	04	2000	10.000	8.587	119,748

MFS/Sun Life Series Trust New Discovery Series	05	2005	7.447	7.725	600,514
MFS/Sun Life Series Trust New Discovery Series	05	2004	7.027	7.447	680,445
MFS/Sun Life Series Trust New Discovery Series	05	2003	5.268	7.027	693,381
MFS/Sun Life Series Trust New Discovery Series	05	2002	8.029	5.268	699,564
MFS/Sun Life Series Trust New Discovery Series	05	2001	8.583	8.029	520,696
MFS/Sun Life Series Trust New Discovery Series	05	2000	10.000	8.583	178,251

MFS/Sun Life Series Trust New Discovery Series	06	2005	7.397	7.661	344,922
MFS/Sun Life Series Trust New Discovery Series	06	2004	6.990	7.397	381,201
MFS/Sun Life Series Trust New Discovery Series	06	2003	5.248	6.990	386,334
MFS/Sun Life Series Trust New Discovery Series	06	2002	8.011	5.248	381,116
MFS/Sun Life Series Trust New Discovery Series	06	2001	8.577	8.011	262,121
MFS/Sun Life Series Trust New Discovery Series	06	2000	10.000	8.577	113,259

MFS/Sun Life Series Trust Total Return Series	01	2005	13.287	13.553	0
MFS/Sun Life Series Trust Total Return Series	01	2004	12.041	13.287	0
MFS/Sun Life Series Trust Total Return Series	01	2003	10.382	12.041	24,121
MFS/Sun Life Series Trust Total Return Series	01	2002	11.122	10.382	40,252
MFS/Sun Life Series Trust Total Return Series	01	2001	11.178	11.122	26,038
MFS/Sun Life Series Trust Total Return Series	01	2000	10.000	11.178	0

MFS/Sun Life Series Trust Total Return Series	02	2005	13.198	13.441	285,142
MFS/Sun Life Series Trust Total Return Series	02	2004	11.978	13.198	317,043
MFS/Sun Life Series Trust Total Return Series	02	2003	10.343	11.978	338,639
MFS/Sun Life Series Trust Total Return Series	02	2002	11.098	10.343	405,747
MFS/Sun Life Series Trust Total Return Series	02	2001	11.170	11.098	354,900
MFS/Sun Life Series Trust Total Return Series	02	2000	10.000	11.170	29,963

MFS/Sun Life Series Trust Total Return Series	03	2005	13.138	13.367	0
MFS/Sun Life Series Trust Total Return Series	03	2004	11.936	13.138	0
MFS/Sun Life Series Trust Total Return Series	03	2003	10.317	11.936	8,272
MFS/Sun Life Series Trust Total Return Series	03	2002	11.081	10.317	0
MFS/Sun Life Series Trust Total Return Series	03	2001	11.165	11.081	21,495
MFS/Sun Life Series Trust Total Return Series	03	2000	10.000	11.165	0

MFS/Sun Life Series Trust Total Return Series	04	2005	13.109	13.330	265,235
MFS/Sun Life Series Trust Total Return Series	04	2004	11.915	13.109	295,636
MFS/Sun Life Series Trust Total Return Series	04	2003	10.305	11.915	352,777
MFS/Sun Life Series Trust Total Return Series	04	2002	11.073	10.305	376,093
MFS/Sun Life Series Trust Total Return Series	04	2001	11.163	11.073	340,045
MFS/Sun Life Series Trust Total Return Series	04	2000	10.000	11.163	27,987

MFS/Sun Life Series Trust Total Return Series	05	2005	13.049	13.256	625,765
MFS/Sun Life Series Trust Total Return Series	05	2004	11.873	13.049	672,157
MFS/Sun Life Series Trust Total Return Series	05	2003	10.279	11.873	731,554
MFS/Sun Life Series Trust Total Return Series	05	2002	11.057	10.279	750,533
MFS/Sun Life Series Trust Total Return Series	05	2001	11.158	11.057	608,470
MFS/Sun Life Series Trust Total Return Series	05	2000	10.000	11.158	58,375

MFS/Sun Life Series Trust Total Return Series	06	2005	12.961	13.147	157,996
MFS/Sun Life Series Trust Total Return Series	06	2004	11.811	12.961	148,255
MFS/Sun Life Series Trust Total Return Series	06	2003	10.241	11.811	185,846
MFS/Sun Life Series Trust Total Return Series	06	2002	11.032	10.241	193,756
MFS/Sun Life Series Trust Total Return Series	06	2001	11.150	11.032	156,761
MFS/Sun Life Series Trust Total Return Series	06	2000	10.000	11.150	4,270

MFS/Sun Life Total Return Series S Class	01	2005	11.830	12.042	0
MFS/Sun Life Total Return Series S Class	01	2004	10.752	11.830	0
MFS/Sun Life Total Return Series S Class	01	2003	9.296	10.752	41,515
MFS/Sun Life Total Return Series S Class	01	2002	9.977	9.296	39,879
MFS/Sun Life Total Return Series S Class	01	2001	10.000	9.977	0

MFS/Sun Life Total Return Series S Class	02	2005	11.770	11.962	377,281
MFS/Sun Life Total Return Series S Class	02	2004	10.714	11.770	348,135
MFS/Sun Life Total Return Series S Class	02	2003	9.277	10.714	391,421
MFS/Sun Life Total Return Series S Class	02	2002	9.971	9.277	443,617
MFS/Sun Life Total Return Series S Class	02	2001	10.000	9.971	113,661

MFS/Sun Life Total Return Series S Class	03	2005	11.730	11.910	17,894
MFS/Sun Life Total Return Series S Class	03	2004	10.688	11.730	18,999
MFS/Sun Life Total Return Series S Class	03	2003	9.264	10.688	20,171
MFS/Sun Life Total Return Series S Class	03	2002	9.968	9.264	21,498
MFS/Sun Life Total Return Series S Class	03	2001	10.000	9.968	0

MFS/Sun Life Total Return Series S Class	04	2005	11.710	11.884	387,980
MFS/Sun Life Total Return Series S Class	04	2004	10.675	11.710	426,906
MFS/Sun Life Total Return Series S Class	04	2003	9.258	10.675	433,931
MFS/Sun Life Total Return Series S Class	04	2002	9.966	9.258	388,787
MFS/Sun Life Total Return Series S Class	04	2001	10.000	9.966	131,010

MFS/Sun Life Total Return Series S Class	05	2005	11.671	11.831	280,839
MFS/Sun Life Total Return Series S Class	05	2004	10.650	11.671	275,428
MFS/Sun Life Total Return Series S Class	05	2003	9.245	10.650	304,716
MFS/Sun Life Total Return Series S Class	05	2002	9.963	9.245	304,687
MFS/Sun Life Total Return Series S Class	05	2001	10.000	9.963	88,165

MFS/Sun Life Total Return Series S Class	06	2005	11.611	11.753	481,874
MFS/Sun Life Total Return Series S Class	06	2004	10.612	11.611	508,506
MFS/Sun Life Total Return Series S Class	06	2003	9.226	10.612	521,595
MFS/Sun Life Total Return Series S Class	06	2002	9.957	9.226	491,799
MFS/Sun Life Total Return Series S Class	06	2001	10.000	9.957	121,906

MFS/Sun Life Utilities Series S Class	01	2005	11.633	13.472	0
MFS/Sun Life Utilities Series S Class	01	2004	9.038	11.633	0
MFS/Sun Life Utilities Series S Class	01	2003	6.711	9.038	0
MFS/Sun Life Utilities Series S Class	01	2002	8.938	6.711	0
MFS/Sun Life Utilities Series S Class	01	2001	10.000	8.938	0

MFS/Sun Life Utilities Series S Class	02	2005	11.574	13.383	113,896
MFS/Sun Life Utilities Series S Class	02	2004	9.006	11.574	128,426
MFS/Sun Life Utilities Series S Class	02	2003	6.698	9.006	128,773
MFS/Sun Life Utilities Series S Class	02	2002	8.933	6.698	48,119
MFS/Sun Life Utilities Series S Class	02	2001	10.000	8.933	29,888

MFS/Sun Life Utilities Series S Class	03	2005	11.535	13.325	0
MFS/Sun Life Utilities Series S Class	03	2004	8.985	11.535	0
MFS/Sun Life Utilities Series S Class	03	2003	6.689	8.985	0
MFS/Sun Life Utilities Series S Class	03	2002	8.930	6.689	0
MFS/Sun Life Utilities Series S Class	03	2001	10.000	8.930	0

MFS/Sun Life Utilities Series S Class	04	2005	11.516	13.295	108,406
MFS/Sun Life Utilities Series S Class	04	2004	8.974	11.516	121,409
MFS/Sun Life Utilities Series S Class	04	2003	6.684	8.974	126,739
MFS/Sun Life Utilities Series S Class	04	2002	8.928	6.684	99,241
MFS/Sun Life Utilities Series S Class	04	2001	10.000	8.928	74,788

MFS/Sun Life Utilities Series S Class	05	2005	11.476	13.237	42,273
MFS/Sun Life Utilities Series S Class	05	2004	8.953	11.476	42,850
MFS/Sun Life Utilities Series S Class	05	2003	6.675	8.953	41,862
MFS/Sun Life Utilities Series S Class	05	2002	8.925	6.675	48,006
MFS/Sun Life Utilities Series S Class	05	2001	10.000	8.925	15,720

MFS/Sun Life Utilities Series S Class	06	2005	11.418	13.150	126,365
MFS/Sun Life Utilities Series S Class	06	2004	8.921	11.418	133,158
MFS/Sun Life Utilities Series S Class	06	2003	6.661	8.921	159,495
MFS/Sun Life Utilities Series S Class	06	2002	8.920	6.661	118,280
MFS/Sun Life Utilities Series S Class	06	2001	10.000	8.920	59,417

PIMCO Emerging Markets Bond Portfolio	01	2005	16.845	18.476	2,793
PIMCO Emerging Markets Bond Portfolio	01	2004	15.176	16.845	0
PIMCO Emerging Markets Bond Portfolio	01	2003	11.641	15.176	2,573
PIMCO Emerging Markets Bond Portfolio	01	2002	10.000	11.641	0

PIMCO Emerging Markets Bond Portfolio	02	2005	16.788	18.385	266,168
PIMCO Emerging Markets Bond Portfolio	02	2004	15.147	16.788	267,370
PIMCO Emerging Markets Bond Portfolio	02	2003	11.636	15.147	271,202
PIMCO Emerging Markets Bond Portfolio	02	2002	10.000	11.636	260,288

PIMCO Emerging Markets Bond Portfolio	03	2005	16.750	18.325	14,592
PIMCO Emerging Markets Bond Portfolio	03	2004	15.128	16.750	10,804
PIMCO Emerging Markets Bond Portfolio	03	2003	11.633	15.128	9,564
PIMCO Emerging Markets Bond Portfolio	03	2002	10.000	11.633	16,207

PIMCO Emerging Markets Bond Portfolio	04	2005	16.731	18.294	233,652
PIMCO Emerging Markets Bond Portfolio	04	2004	15.119	16.731	221,898
PIMCO Emerging Markets Bond Portfolio	04	2003	11.632	15.119	222,245
PIMCO Emerging Markets Bond Portfolio	04	2002	10.000	11.632	237,851

PIMCO Emerging Markets Bond Portfolio	05	2005	16.692	18.234	276,902
PIMCO Emerging Markets Bond Portfolio	05	2004	15.100	16.692	283,635
PIMCO Emerging Markets Bond Portfolio	05	2003	11.629	15.100	278,531
PIMCO Emerging Markets Bond Portfolio	05	2002	10.000	11.629	309,006

PIMCO Emerging Markets Bond Portfolio	06	2005	16.635	18.144	247,941
PIMCO Emerging Markets Bond Portfolio	06	2004	15.071	16.635	255,742
PIMCO Emerging Markets Bond Portfolio	06	2003	11.624	15.071	237,897
PIMCO Emerging Markets Bond Portfolio	06	2002	10.000	11.624	270,125

PIMCO High Yield Portfolio	01	2005	14.314	14.756	0
PIMCO High Yield Portfolio	01	2004	13.197	14.314	0
PIMCO High Yield Portfolio	01	2003	10.845	13.197	3,597
PIMCO High Yield Portfolio	01	2002	10.000	10.845	0

PIMCO High Yield Portfolio	02	2005	14.265	14.683	391,058
PIMCO High Yield Portfolio	02	2004	13.172	14.265	382,101
PIMCO High Yield Portfolio	02	2003	10.841	13.172	379,079
PIMCO High Yield Portfolio	02	2002	10.000	10.841	262,810

PIMCO High Yield Portfolio	03	2005	14.232	14.635	31,261
PIMCO High Yield Portfolio	03	2004	13.155	14.232	43,915
PIMCO High Yield Portfolio	03	2003	10.838	13.155	42,000
PIMCO High Yield Portfolio	03	2002	10.000	10.838	19,016

PIMCO High Yield Portfolio	04	2005	14.216	14.611	360,903
PIMCO High Yield Portfolio	04	2004	13.147	14.216	337,137
PIMCO High Yield Portfolio	04	2003	10.837	13.147	331,900
PIMCO High Yield Portfolio	04	2002	10.000	10.837	232,740

PIMCO High Yield Portfolio	05	2005	14.184	14.563	457,978
PIMCO High Yield Portfolio	05	2004	13.130	14.184	442,424
PIMCO High Yield Portfolio	05	2003	10.834	13.130	426,056
PIMCO High Yield Portfolio	05	2002	10.000	10.834	313,993

PIMCO High Yield Portfolio	06	2005	14.135	14.491	404,246
PIMCO High Yield Portfolio	06	2004	13.105	14.135	395,667
PIMCO High Yield Portfolio	06	2003	10.830	13.105	363,195
PIMCO High Yield Portfolio	06	2002	10.000	10.830	271,007

PIMCO Real Return Portfolio	01	2005	11.728	11.855	4,072
PIMCO Real Return Portfolio	01	2004	10.877	11.728	0
PIMCO Real Return Portfolio	01	2003	10.093	10.877	0
PIMCO Real Return Portfolio	01	2002	10.000	10.093	0

PIMCO Real Return Portfolio	02	2005	11.688	11.796	207,350
PIMCO Real Return Portfolio	02	2004	10.856	11.688	194,796
PIMCO Real Return Portfolio	02	2003	10.089	10.856	168,066
PIMCO Real Return Portfolio	02	2002	10.000	10.089	34,531

PIMCO Real Return Portfolio	03	2005	11.661	11.758	0
PIMCO Real Return Portfolio	03	2004	10.842	11.661	0
PIMCO Real Return Portfolio	03	2003	10.086	10.842	0
PIMCO Real Return Portfolio	03	2002	10.000	10.086	0

PIMCO Real Return Portfolio	04	2005	11.648	11.738	102,012
PIMCO Real Return Portfolio	04	2004	10.835	11.648	81,998
PIMCO Real Return Portfolio	04	2003	10.085	10.835	63,559
PIMCO Real Return Portfolio	04	2002	10.000	10.085	10,048

PIMCO Real Return Portfolio	05	2005	11.621	11.700	196,842
PIMCO Real Return Portfolio	05	2004	10.822	11.621	213,263
PIMCO Real Return Portfolio	05	2003	10.083	10.822	167,059
PIMCO Real Return Portfolio	05	2002	10.000	10.083	0

PIMCO Real Return Portfolio	06	2005	11.582	11.642	81,833
PIMCO Real Return Portfolio	06	2004	10.801	11.582	84,438
PIMCO Real Return Portfolio	06	2003	10.079	10.801	79,404
PIMCO Real Return Portfolio	06	2002	10.000	10.079	555

PIMCO Total Return Portfolio	01	2005	11.043	11.201	25,461
PIMCO Total Return Portfolio	01	2004	10.635	11.043	20,404
PIMCO Total Return Portfolio	01	2003	10.226	10.635	23,337
PIMCO Total Return Portfolio	01	2002	10.000	10.226	0

PIMCO Total Return Portfolio	02	2005	11.005	11.146	651,211
PIMCO Total Return Portfolio	02	2004	10.614	11.005	658,027
PIMCO Total Return Portfolio	02	2003	10.222	10.614	552,966
PIMCO Total Return Portfolio	02	2002	10.000	10.222	435,784

PIMCO Total Return Portfolio	03	2005	10.980	11.109	24,831
PIMCO Total Return Portfolio	03	2004	10.601	10.980	16,486
PIMCO Total Return Portfolio	03	2003	10.220	10.601	13,450
PIMCO Total Return Portfolio	03	2002	10.000	10.220	15,596

PIMCO Total Return Portfolio	04	2005	10.968	11.091	501,137
PIMCO Total Return Portfolio	04	2004	10.594	10.968	506,745
PIMCO Total Return Portfolio	04	2003	10.218	10.594	449,045
PIMCO Total Return Portfolio	04	2002	10.000	10.218	341,203

PIMCO Total Return Portfolio	05	2005	10.943	11.055	643,469
PIMCO Total Return Portfolio	05	2004	10.581	10.943	623,111
PIMCO Total Return Portfolio	05	2003	10.216	10.581	594,126
PIMCO Total Return Portfolio	05	2002	10.000	10.216	401,629

PIMCO Total Return Portfolio	06	2005	10.905	11.000	582,627
PIMCO Total Return Portfolio	06	2004	10.561	10.905	576,084
PIMCO Total Return Portfolio	06	2003	10.212	10.561	516,637
PIMCO Total Return Portfolio	06	2002	10.000	10.212	377,785

Rydex VT Nova Fund	01	2005	8.241	8.482	0
Rydex VT Nova Fund	01	2004	7.262	8.241	0
Rydex VT Nova Fund	01	2003	5.270	7.262	0
Rydex VT Nova Fund	01	2002	8.283	5.270	0
Rydex VT Nova Fund	01	2001	10.000	8.283	0

Rydex VT Nova Fund	02	2005	8.195	8.422	5,706
Rydex VT Nova Fund	02	2004	7.233	8.195	6,071
Rydex VT Nova Fund	02	2003	5.257	7.233	10,062
Rydex VT Nova Fund	02	2002	8.274	5.257	6,770
Rydex VT Nova Fund	02	2001	10.000	8.274	0

Rydex VT Nova Fund	03	2005	8.165	8.383	0
Rydex VT Nova Fund	03	2004	7.214	8.165	0
Rydex VT Nova Fund	03	2003	5.248	7.214	0
Rydex VT Nova Fund	03	2002	8.269	5.248	0
Rydex VT Nova Fund	03	2001	10.000	8.269	0

Rydex VT Nova Fund	04	2005	8.150	8.363	6,745
Rydex VT Nova Fund	04	2004	7.204	8.150	6,694
Rydex VT Nova Fund	04	2003	5.244	7.204	7,094
Rydex VT Nova Fund	04	2002	8.266	5.244	11,581
Rydex VT Nova Fund	04	2001	10.000	8.266	5,319

Rydex VT Nova Fund	05	2005	8.119	8.323	32,759
Rydex VT Nova Fund	05	2004	7.184	8.119	35,526
Rydex VT Nova Fund	05	2003	5.235	7.184	35,924
Rydex VT Nova Fund	05	2002	8.260	5.235	41,343
Rydex VT Nova Fund	05	2001	10.000	8.260	5,830

Rydex VT Nova Fund	06	2005	8.074	8.264	7,857
Rydex VT Nova Fund	06	2004	7.155	8.074	11,864
Rydex VT Nova Fund	06	2003	5.221	7.155	4,695
Rydex VT Nova Fund	06	2002	8.252	5.221	5,521
Rydex VT Nova Fund	06	2001	10.000	8.252	0

Rydex VT OTC Fund	01	2005	7.509	7.516	0
Rydex VT OTC Fund	01	2004	6.936	7.509	0
Rydex VT OTC Fund	01	2003	4.818	6.936	0
Rydex VT OTC Fund	01	2002	7.959	4.818	0
Rydex VT OTC Fund	01	2001	10.000	7.959	0

Rydex VT OTC Fund	02	2005	7.467	7.463	3,873
Rydex VT OTC Fund	02	2004	6.908	7.467	12,755
Rydex VT OTC Fund	02	2003	4.806	6.908	29,110
Rydex VT OTC Fund	02	2002	7.951	4.806	15,059
Rydex VT OTC Fund	02	2001	10.000	7.951	3,110

Rydex VT OTC Fund	03	2005	7.439	7.428	0
Rydex VT OTC Fund	03	2004	6.890	7.439	0
Rydex VT OTC Fund	03	2003	4.798	6.890	0
Rydex VT OTC Fund	03	2002	7.946	4.798	0
Rydex VT OTC Fund	03	2001	10.000	7.946	0

Rydex VT OTC Fund	04	2005	7.425	7.411	11,618
Rydex VT OTC Fund	04	2004	6.880	7.425	11,602
Rydex VT OTC Fund	04	2003	4.794	6.880	17,817
Rydex VT OTC Fund	04	2002	7.943	4.794	16,100
Rydex VT OTC Fund	04	2001	10.000	7.943	12,073

Rydex VT OTC Fund	05	2005	7.398	7.375	24,151
Rydex VT OTC Fund	05	2004	6.862	7.398	29,457
Rydex VT OTC Fund	05	2003	4.786	6.862	38,975
Rydex VT OTC Fund	05	2002	7.937	4.786	53,754
Rydex VT OTC Fund	05	2001	10.000	7.937	112,079

Rydex VT OTC Fund	06	2005	7.356	7.323	5,343
Rydex VT OTC Fund	06	2004	6.834	7.356	17,160
Rydex VT OTC Fund	06	2003	4.773	6.834	23,222
Rydex VT OTC Fund	06	2002	7.929	4.773	26,765
Rydex VT OTC Fund	06	2001	10.000	7.929	17,936

Sun Cap Value Small Cap Portfolio	01	2005	16.902	17.458	0
Sun Cap Value Small Cap Portfolio	01	2004	14.416	16.902	0
Sun Cap Value Small Cap Portfolio	01	2003	10.282	14.416	2,731
Sun Cap Value Small Cap Portfolio	01	2002	13.084	10.282	0
Sun Cap Value Small Cap Portfolio	01	2001	12.134	13.084	0
Sun Cap Value Small Cap Portfolio	01	2000	10.000	12.134	0

Sun Cap Value Small Cap Portfolio	02	2005	16.787	17.314	369,237
Sun Cap Value Small Cap Portfolio	02	2004	14.340	16.787	384,245
Sun Cap Value Small Cap Portfolio	02	2003	10.244	14.340	413,905
Sun Cap Value Small Cap Portfolio	02	2002	13.055	10.244	446,909
Sun Cap Value Small Cap Portfolio	02	2001	12.126	13.055	169,141
Sun Cap Value Small Cap Portfolio	02	2000	10.000	12.126	27,336

Sun Cap Value Small Cap Portfolio	03	2005	16.712	17.218	35,297
Sun Cap Value Small Cap Portfolio	03	2004	14.290	16.712	30,491
Sun Cap Value Small Cap Portfolio	03	2003	10.218	14.290	30,357
Sun Cap Value Small Cap Portfolio	03	2002	13.036	10.218	28,628
Sun Cap Value Small Cap Portfolio	03	2001	12.120	13.036	13,236
Sun Cap Value Small Cap Portfolio	03	2000	10.000	12.120	9,948

Sun Cap Value Small Cap Portfolio	04	2005	16.674	17.171	387,038
Sun Cap Value Small Cap Portfolio	04	2004	14.265	16.674	392,572
Sun Cap Value Small Cap Portfolio	04	2003	10.205	14.265	406,711
Sun Cap Value Small Cap Portfolio	04	2002	13.026	10.205	429,230
Sun Cap Value Small Cap Portfolio	04	2001	12.118	13.026	180,163
Sun Cap Value Small Cap Portfolio	04	2000	10.000	12.118	30,580

Sun Cap Value Small Cap Portfolio	05	2005	16.599	17.076	451,242
Sun Cap Value Small Cap Portfolio	05	2004	14.215	16.599	456,198
Sun Cap Value Small Cap Portfolio	05	2003	10.180	14.215	471,018
Sun Cap Value Small Cap Portfolio	05	2002	13.007	10.180	496,050
Sun Cap Value Small Cap Portfolio	05	2001	12.112	13.007	183,766
Sun Cap Value Small Cap Portfolio	05	2000	10.000	12.112	30,730

Sun Cap Value Small Cap Portfolio	06	2005	16.487	16.935	354,459
Sun Cap Value Small Cap Portfolio	06	2004	14.141	16.487	371,710
Sun Cap Value Small Cap Portfolio	06	2003	10.142	14.141	369,576
Sun Cap Value Small Cap Portfolio	06	2002	12.978	10.142	409,777
Sun Cap Value Small Cap Portfolio	06	2001	12.104	12.978	94,795
Sun Cap Value Small Cap Portfolio	06	2000	10.000	12.104	7,205

Sun Capital All Cap Fund	01	2005	13.541	13.311	0
Sun Capital All Cap Fund	01	2004	11.362	13.541	0
Sun Capital All Cap Fund	01	2003	7.507	11.362	0
Sun Capital All Cap Fund	01	2002	10.000	7.507	0

Sun Capital All Cap Fund	02	2005	13.487	13.237	14,975
Sun Capital All Cap Fund	02	2004	11.333	13.487	39,670
Sun Capital All Cap Fund	02	2003	7.499	11.333	40,533
Sun Capital All Cap Fund	02	2002	10.000	7.499	0

Sun Capital All Cap Fund	03	2005	13.450	13.187	0
Sun Capital All Cap Fund	03	2004	11.314	13.450	0
Sun Capital All Cap Fund	03	2003	7.494	11.314	0
Sun Capital All Cap Fund	03	2002	10.000	7.494	0

Sun Capital All Cap Fund	04	2005	13.432	13.163	15,788
Sun Capital All Cap Fund	04	2004	11.304	13.432	22,725
Sun Capital All Cap Fund	04	2003	7.491	11.304	3,388
Sun Capital All Cap Fund	04	2002	10.000	7.491	499

Sun Capital All Cap Fund	05	2005	13.395	13.114	17,998
Sun Capital All Cap Fund	05	2004	11.285	13.395	23,955
Sun Capital All Cap Fund	05	2003	7.486	11.285	8,283
Sun Capital All Cap Fund	05	2002	10.000	7.486	838

Sun Capital All Cap Fund	06	2005	13.341	13.041	6,104
Sun Capital All Cap Fund	06	2004	11.257	13.341	8,509
Sun Capital All Cap Fund	06	2003	7.478	11.257	1,420
Sun Capital All Cap Fund	06	2002	10.000	7.478	0

Sun Capital Blue Chip Mid	01	2005	11.997	13.850	3,936
Sun Capital Blue Chip Mid	01	2004	10.434	11.997	14,095
Sun Capital Blue Chip Mid	01	2003	7.744	10.434	17,032
Sun Capital Blue Chip Mid	01	2002	9.192	7.744	28,554
Sun Capital Blue Chip Mid	01	2001	9.599	9.192	14,095
Sun Capital Blue Chip Mid	01	2000	10.000	9.599	2,643

Sun Capital Blue Chip Mid	02	2005	11.916	13.736	405,391
Sun Capital Blue Chip Mid	02	2004	10.379	11.916	516,383
Sun Capital Blue Chip Mid	02	2003	7.715	10.379	528,078
Sun Capital Blue Chip Mid	02	2002	9.172	7.715	583,039
Sun Capital Blue Chip Mid	02	2001	9.592	9.172	442,707
Sun Capital Blue Chip Mid	02	2000	10.000	9.592	173,017

Sun Capital Blue Chip Mid	03	2005	11.862	13.660	66,234
Sun Capital Blue Chip Mid	03	2004	10.343	11.862	65,649
Sun Capital Blue Chip Mid	03	2003	7.696	10.343	65,366
Sun Capital Blue Chip Mid	03	2002	9.158	7.696	73,398
Sun Capital Blue Chip Mid	03	2001	9.588	9.158	108,912
Sun Capital Blue Chip Mid	03	2000	10.000	9.588	31,688

Sun Capital Blue Chip Mid	04	2005	11.835	13.622	567,089
Sun Capital Blue Chip Mid	04	2004	10.325	11.835	638,728
Sun Capital Blue Chip Mid	04	2003	7.686	10.325	671,324
Sun Capital Blue Chip Mid	04	2002	9.151	7.686	687,322
Sun Capital Blue Chip Mid	04	2001	9.585	9.151	582,451
Sun Capital Blue Chip Mid	04	2000	10.000	9.585	165,502

Sun Capital Blue Chip Mid	05	2005	11.782	13.547	855,021
Sun Capital Blue Chip Mid	05	2004	10.289	11.782	884,960
Sun Capital Blue Chip Mid	05	2003	7.667	10.289	837,386
Sun Capital Blue Chip Mid	05	2002	9.138	7.667	875,908
Sun Capital Blue Chip Mid	05	2001	9.581	9.138	686,606
Sun Capital Blue Chip Mid	05	2000	10.000	9.581	203,101

Sun Capital Blue Chip Mid	06	2005	11.702	13.435	436,134
Sun Capital Blue Chip Mid	06	2004	10.235	11.702	465,399
Sun Capital Blue Chip Mid	06	2003	7.638	10.235	482,661
Sun Capital Blue Chip Mid	06	2002	9.117	7.638	501,520
Sun Capital Blue Chip Mid	06	2001	9.574	9.117	274,201
Sun Capital Blue Chip Mid	06	2000	10.000	9.574	32,311

Sun Capital Davis Venture Value Fund	01	2005	10.353	11.247	12,854
Sun Capital Davis Venture Value Fund	01	2004	9.300	10.353	0
Sun Capital Davis Venture Value Fund	01	2003	7.198	9.300	32,686
Sun Capital Davis Venture Value Fund	01	2002	8.682	7.198	56,937
Sun Capital Davis Venture Value Fund	01	2001	9.811	8.682	10,218
Sun Capital Davis Venture Value Fund	01	2000	10.000	9.811	0

Sun Capital Davis Venture Value Fund	02	2005	10.283	11.154	455,186
Sun Capital Davis Venture Value Fund	02	2004	9.251	10.283	485,930
Sun Capital Davis Venture Value Fund	02	2003	7.171	9.251	500,358
Sun Capital Davis Venture Value Fund	02	2002	8.663	7.171	497,480
Sun Capital Davis Venture Value Fund	02	2001	9.804	8.663	427,069
Sun Capital Davis Venture Value Fund	02	2000	10.000	9.804	101,048

Sun Capital Davis Venture Value Fund	03	2005	10.237	11.092	27,686
Sun Capital Davis Venture Value Fund	03	2004	9.219	10.237	27,686
Sun Capital Davis Venture Value Fund	03	2003	7.153	9.219	40,912
Sun Capital Davis Venture Value Fund	03	2002	8.650	7.153	27,901
Sun Capital Davis Venture Value Fund	03	2001	9.800	8.650	28,030
Sun Capital Davis Venture Value Fund	03	2000	10.000	9.800	28,266

Sun Capital Davis Venture Value Fund	04	2005	10.213	11.062	405,132
Sun Capital Davis Venture Value Fund	04	2004	9.202	10.213	446,357
Sun Capital Davis Venture Value Fund	04	2003	7.144	9.202	442,469
Sun Capital Davis Venture Value Fund	04	2002	8.644	7.144	441,339
Sun Capital Davis Venture Value Fund	04	2001	9.798	8.644	335,924
Sun Capital Davis Venture Value Fund	04	2000	10.000	9.798	86,152

Sun Capital Davis Venture Value Fund	05	2005	10.167	11.001	852,629
Sun Capital Davis Venture Value Fund	05	2004	9.170	10.167	846,714
Sun Capital Davis Venture Value Fund	05	2003	7.126	9.170	841,420
Sun Capital Davis Venture Value Fund	05	2002	8.631	7.126	862,211
Sun Capital Davis Venture Value Fund	05	2001	9.793	8.631	841,885
Sun Capital Davis Venture Value Fund	05	2000	10.000	9.793	200,187

Sun Capital Davis Venture Value Fund	06	2005	10.099	10.910	657,608
Sun Capital Davis Venture Value Fund	06	2004	9.122	10.099	653,578
Sun Capital Davis Venture Value Fund	06	2003	7.100	9.122	637,190
Sun Capital Davis Venture Value Fund	06	2002	8.612	7.100	653,691
Sun Capital Davis Venture Value Fund	06	2001	9.787	8.612	488,789
Sun Capital Davis Venture Value Fund	06	2000	10.000	9.787	87,552

Sun Capital Investment Grade Bond Fund	01	2005	13.383	13.509	0
Sun Capital Investment Grade Bond Fund	01	2004	12.702	13.383	0
Sun Capital Investment Grade Bond Fund	01	2003	11.701	12.702	0
Sun Capital Investment Grade Bond Fund	01	2002	11.235	11.701	0
Sun Capital Investment Grade Bond Fund	01	2001	10.583	11.235	0
Sun Capital Investment Grade Bond Fund	01	2000	10.000	10.583	0

Sun Capital Investment Grade Bond Fund	02	2005	13.292	13.398	237,275
Sun Capital Investment Grade Bond Fund	02	2004	12.636	13.292	274,675
Sun Capital Investment Grade Bond Fund	02	2003	11.658	12.636	345,127
Sun Capital Investment Grade Bond Fund	02	2002	11.211	11.658	508,675
Sun Capital Investment Grade Bond Fund	02	2001	10.576	11.211	534,772
Sun Capital Investment Grade Bond Fund	02	2000	10.000	10.576	24,924

Sun Capital Investment Grade Bond Fund	03	2005	13.232	13.324	0
Sun Capital Investment Grade Bond Fund	03	2004	12.592	13.232	0
Sun Capital Investment Grade Bond Fund	03	2003	11.629	12.592	0
Sun Capital Investment Grade Bond Fund	03	2002	11.194	11.629	0
Sun Capital Investment Grade Bond Fund	03	2001	10.571	11.194	22,983
Sun Capital Investment Grade Bond Fund	03	2000	10.000	10.571	0

Sun Capital Investment Grade Bond Fund	04	2005	13.203	13.287	323,678
Sun Capital Investment Grade Bond Fund	04	2004	12.570	13.203	404,628
Sun Capital Investment Grade Bond Fund	04	2003	11.614	12.570	495,556
Sun Capital Investment Grade Bond Fund	04	2002	11.186	11.614	543,428
Sun Capital Investment Grade Bond Fund	04	2001	10.569	11.186	677,167
Sun Capital Investment Grade Bond Fund	04	2000	10.000	10.569	74,085

Sun Capital Investment Grade Bond Fund	05	2005	13.143	13.214	320,465
Sun Capital Investment Grade Bond Fund	05	2004	12.526	13.143	379,763
Sun Capital Investment Grade Bond Fund	05	2003	11.585	12.526	446,915
Sun Capital Investment Grade Bond Fund	05	2002	11.169	11.585	515,556
Sun Capital Investment Grade Bond Fund	05	2001	10.564	11.169	712,078
Sun Capital Investment Grade Bond Fund	05	2000	10.000	10.564	74,451

Sun Capital Investment Grade Bond Fund	06	2005	13.054	13.105	263,754
Sun Capital Investment Grade Bond Fund	06	2004	12.460	13.054	294,705
Sun Capital Investment Grade Bond Fund	06	2003	11.542	12.460	372,349
Sun Capital Investment Grade Bond Fund	06	2002	11.145	11.542	390,314
Sun Capital Investment Grade Bond Fund	06	2001	10.557	11.145	441,905
Sun Capital Investment Grade Bond Fund	06	2000	10.000	10.557	18,259

Sun Capital Money Market Fund	01	2005	10.427	10.608	0
Sun Capital Money Market Fund	01	2004	10.456	10.427	26,471
Sun Capital Money Market Fund	01	2003	10.504	10.456	26,471
Sun Capital Money Market Fund	01	2002	10.492	10.504	29,609
Sun Capital Money Market Fund	01	2001	10.231	10.492	16,107
Sun Capital Money Market Fund	01	2000	10.000	10.231	0

Sun Capital Money Market Fund	02	2005	10.357	10.520	570,018
Sun Capital Money Market Fund	02	2004	10.401	10.357	796,964
Sun Capital Money Market Fund	02	2003	10.465	10.401	983,164
Sun Capital Money Market Fund	02	2002	10.469	10.465	1,930,815
Sun Capital Money Market Fund	02	2001	10.224	10.469	1,065,639
Sun Capital Money Market Fund	02	2000	10.000	10.224	157,296

Sun Capital Money Market Fund	03	2005	10.310	10.463	23,772
Sun Capital Money Market Fund	03	2004	10.365	10.310	23,772
Sun Capital Money Market Fund	03	2003	10.439	10.365	0
Sun Capital Money Market Fund	03	2002	10.453	10.439	57,278
Sun Capital Money Market Fund	03	2001	10.219	10.453	18,208
Sun Capital Money Market Fund	03	2000	10.000	10.219	0

Sun Capital Money Market Fund	04	2005	10.287	10.434	593,436
Sun Capital Money Market Fund	04	2004	10.347	10.287	702,235
Sun Capital Money Market Fund	04	2003	10.426	10.347	571,525
Sun Capital Money Market Fund	04	2002	10.445	10.426	971,091
Sun Capital Money Market Fund	04	2001	10.217	10.445	703,047
Sun Capital Money Market Fund	04	2000	10.000	10.217	27,989

Sun Capital Money Market Fund	05	2005	10.241	10.376	763,880
Sun Capital Money Market Fund	05	2004	10.310	10.241	1,055,299
Sun Capital Money Market Fund	05	2003	10.400	10.310	975,068
Sun Capital Money Market Fund	05	2002	10.430	10.400	1,718,800
Sun Capital Money Market Fund	05	2001	10.212	10.430	1,364,950
Sun Capital Money Market Fund	05	2000	10.000	10.212	145,304

Sun Capital Money Market Fund	06	2005	10.171	10.290	556,021
Sun Capital Money Market Fund	06	2004	10.256	10.171	737,489
Sun Capital Money Market Fund	06	2003	10.361	10.256	528,825
Sun Capital Money Market Fund	06	2002	10.407	10.361	768,413
Sun Capital Money Market Fund	06	2001	10.205	10.407	354,368
Sun Capital Money Market Fund	06	2000	10.000	10.205	15,319

Sun Capital Real Estate Fund	01	2005	21.910	23.789	0
Sun Capital Real Estate Fund	01	2004	16.601	21.910	0
Sun Capital Real Estate Fund	01	2003	12.334	16.601	1,575
Sun Capital Real Estate Fund	01	2002	11.969	12.334	0
Sun Capital Real Estate Fund	01	2001	10.741	11.969	0
Sun Capital Real Estate Fund	01	2000	10.000	10.741	0

Sun Capital Real Estate Fund	02	2005	21.762	23.593	289,003
Sun Capital Real Estate Fund	02	2004	16.514	21.762	315,129
Sun Capital Real Estate Fund	02	2003	12.288	16.514	354,191
Sun Capital Real Estate Fund	02	2002	11.942	12.288	382,229
Sun Capital Real Estate Fund	02	2001	10.734	11.942	168,551
Sun Capital Real Estate Fund	02	2000	10.000	10.734	58,623

Sun Capital Real Estate Fund	03	2005	21.664	23.463	12,711
Sun Capital Real Estate Fund	03	2004	16.456	21.664	10,881
Sun Capital Real Estate Fund	03	2003	12.258	16.456	18,591
Sun Capital Real Estate Fund	03	2002	11.925	12.258	18,840
Sun Capital Real Estate Fund	03	2001	10.729	11.925	2,593
Sun Capital Real Estate Fund	03	2000	10.000	10.729	0

Sun Capital Real Estate Fund	04	2005	21.615	23.398	234,034
Sun Capital Real Estate Fund	04	2004	16.427	21.615	255,930
Sun Capital Real Estate Fund	04	2003	12.243	16.427	290,881
Sun Capital Real Estate Fund	04	2002	11.916	12.243	314,174
Sun Capital Real Estate Fund	04	2001	10.726	11.916	165,018
Sun Capital Real Estate Fund	04	2000	10.000	10.726	46,344

Sun Capital Real Estate Fund	05	2005	21.518	23.269	285,038
Sun Capital Real Estate Fund	05	2004	16.370	21.518	300,114
Sun Capital Real Estate Fund	05	2003	12.212	16.370	353,495
Sun Capital Real Estate Fund	05	2002	11.898	12.212	353,609
Sun Capital Real Estate Fund	05	2001	10.721	11.898	156,630
Sun Capital Real Estate Fund	05	2000	10.000	10.721	40,664

Sun Capital Real Estate Fund	06	2005	21.372	23.077	239,175
Sun Capital Real Estate Fund	06	2004	16.284	21.372	249,843
Sun Capital Real Estate Fund	06	2003	12.167	16.284	281,742
Sun Capital Real Estate Fund	06	2002	11.872	12.167	299,271
Sun Capital Real Estate Fund	06	2001	10.714	11.872	78,540
Sun Capital Real Estate Fund	06	2000	10.000	10.714	6,825

Templeton Foreign Securities Fund Class 2	01	2005	16.071	17.528	8,975
Templeton Foreign Securities Fund Class 2	01	2004	13.696	16.071	9,599
Templeton Foreign Securities Fund Class 2	01	2003	10.463	13.696	10,289
Templeton Foreign Securities Fund Class 2	01	2002	10.000	10.463	0

Templeton Foreign Securities Fund Class 2	02	2005	16.016	17.442	26,853
Templeton Foreign Securities Fund Class 2	02	2004	13.670	16.016	25,124
Templeton Foreign Securities Fund Class 2	02	2003	10.459	13.670	10,033
Templeton Foreign Securities Fund Class 2	02	2002	10.000	10.459	22,607

Templeton Foreign Securities Fund Class 2	03	2005	15.979	17.385	0
Templeton Foreign Securities Fund Class 2	03	2004	13.653	15.979	0
Templeton Foreign Securities Fund Class 2	03	2003	10.457	13.653	0
Templeton Foreign Securities Fund Class 2	03	2002	10.000	10.457	0

Templeton Foreign Securities Fund Class 2	04	2005	15.961	17.356	21,152
Templeton Foreign Securities Fund Class 2	04	2004	13.644	15.961	12,039
Templeton Foreign Securities Fund Class 2	04	2003	10.455	13.644	9,499
Templeton Foreign Securities Fund Class 2	04	2002	10.000	10.455	2,867

Templeton Foreign Securities Fund Class 2	05	2005	15.925	17.299	48,818
Templeton Foreign Securities Fund Class 2	05	2004	13.627	15.925	42,168
Templeton Foreign Securities Fund Class 2	05	2003	10.453	13.627	32,566
Templeton Foreign Securities Fund Class 2	05	2002	10.000	10.453	0

Templeton Foreign Securities Fund Class 2	06	2005	15.870	17.214	29,446
Templeton Foreign Securities Fund Class 2	06	2004	13.601	15.870	20,215
Templeton Foreign Securities Fund Class 2	06	2003	10.449	13.601	10,909
Templeton Foreign Securities Fund Class 2	06	2002	10.000	10.449	0

Templeton Growth Securities Fund Class 2	01	2005	15.933	17.172	0
Templeton Growth Securities Fund Class 2	01	2004	13.871	15.933	0
Templeton Growth Securities Fund Class 2	01	2003	10.604	13.871	0
Templeton Growth Securities Fund Class 2	01	2002	10.000	10.604	0

Templeton Growth Securities Fund Class 2	02	2005	15.878	17.087	13,653
Templeton Growth Securities Fund Class 2	02	2004	13.845	15.878	5,956
Templeton Growth Securities Fund Class 2	02	2003	10.599	13.845	2,281
Templeton Growth Securities Fund Class 2	02	2002	10.000	10.599	158

Templeton Growth Securities Fund Class 2	03	2005	15.842	17.031	0
Templeton Growth Securities Fund Class 2	03	2004	13.827	15.842	0
Templeton Growth Securities Fund Class 2	03	2003	10.597	13.827	0
Templeton Growth Securities Fund Class 2	03	2002	10.000	10.597	0

Templeton Growth Securities Fund Class 2	04	2005	15.824	17.003	7,246
Templeton Growth Securities Fund Class 2	04	2004	13.818	15.824	7,481
Templeton Growth Securities Fund Class 2	04	2003	10.595	13.818	0
Templeton Growth Securities Fund Class 2	04	2002	10.000	10.595	0

Templeton Growth Securities Fund Class 2	05	2005	15.788	16.947	47,458
Templeton Growth Securities Fund Class 2	05	2004	13.801	15.788	33,136
Templeton Growth Securities Fund Class 2	05	2003	10.593	13.801	11,111
Templeton Growth Securities Fund Class 2	05	2002	10.000	10.593	1,118

Templeton Growth Securities Fund Class 2	06	2005	15.734	16.864	18,787
Templeton Growth Securities Fund Class 2	06	2004	13.775	15.734	11,473
Templeton Growth Securities Fund Class 2	06	2003	10.589	13.775	843
Templeton Growth Securities Fund Class 2	06	2002	10.000	10.589	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481
Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481